                                                                  Execution Copy
                                                                  --------------


                               U.S. $150,000,000

                               CREDIT AGREEMENT,


                          dated as of August 3, 1998,



                                     among



                          AMBAC FINANCIAL GROUP, INC.



                                      and



                         AMBAC ASSURANCE CORPORATION,



                               as the Borrowers,



                                      and



                   CERTAIN COMMERCIAL LENDING INSTITUTIONS,


                                as the Lenders,



                                CITIBANK, N.A.,

                          as the Documentation Agent,


                      THE FIRST NATIONAL BANK OF CHICAGO,

                               as the Co-Agent,



                                      and



                           THE BANK OF NOVA SCOTIA,
                      acting through its New York Agency,

                 as the Arranger and the Administrative Agent

                               TABLE OF CONTENTS



SECTION                                                         PAGE
                                                                ----


                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

1.1.    Defined Terms..........................................  1
1.2.    Use of Defined Terms................................... 11
1.3.    Cross-References....................................... 11
1.4.    Accounting and Financial Determinations................ 12



                                  ARTICLE II

                  COMMITMENTS, BORROWING PROCEDURES AND NOTES

2.1.    Commitments............................................ 12
2.1.1.  Commitment of Each Lender.............................. 12
2.1.2.  Lenders Not Permitted or Required To Make Loans........ 12
2.2.    Optional Reduction of Commitment Amount................ 13
2.3.    Borrowing Procedure.................................... 13
2.4.    Continuation and Conversion Elections.................. 13
2.5.    Funding................................................ 14
2.6.    Notes.................................................. 14
2.7.    Extension of Scheduled Commitment Termination Date..... 14
2.7.1.  Request for Extension.................................. 14
2.7.2.  Effectiveness of Extension............................. 15


                                  ARTICLE III

                  REPAYMENTS, PREPAYMENTS, INTEREST AND FEES


3.1.    Repayments and Prepayments............................. 16
3.2.    Interest Provisions.................................... 17
3.2.1.  Rates.................................................. 17
3.2.2.  Post-Maturity Rates.................................... 18
3.2.3.  Payment Dates.......................................... 18
3.3.    Fees................................................... 19
3.3.1.  Facility Fee........................................... 19
3.3.2.  Administration Fee..................................... 19

                                  ARTICLE IV

                    CERTAIN, LIBO RATE AND OTHER PROVISIONS



4.1.    LIBO Rate Lending Unlawful..............................19
4.2.    Deposits Unavailable....................................19
4.3.    Increased LIBO Rate Loan Costs, etc.....................20
4.4.    Funding Losses..........................................20
4.5.    Increased Capital Costs.................................21
4.6.    Taxes...................................................21
4.7.    Payments, Computations, etc.............................22
4.8.    Sharing of Payments.....................................23
4.9.    Setoff..................................................24
4.10.   Use of Proceeds.........................................24

                                   ARTICLE V

                  CONDITIONS TO CLOSING DATE AND TO BORROWING

5.1.    Closing Date............................................24
5.1.1.  Resolutions, etc........................................24
5.1.2.  Delivery of Notes.......................................25
5.1.3.  Opinions of Counsel.....................................25
5.1.4.  Closing Fees, Expenses, etc.............................25
5.1.5.  Notification............................................25
5.2.    All Borrowings..........................................25
5.2.1.  Compliance with Warranties, No Default, etc.............25
5.2.2.  Borrowing Request.......................................26
5.2.3.  Satisfactory Legal Form.................................26


                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES

6.1.   Organization, etc........................................26
6.2.   Due Authorization, Non-Contravention, etc................27
6.3.   Government Approval, Regulation, etc.....................27
6.4.   Validity, etc............................................27
6.5.   Financial Information....................................27
6.6.   No Material Adverse Change...............................27
6.7.   Litigation, Labor Controversies, etc.....................27
6.8.   Taxes....................................................28
6.9.   Pension and Welfare Plans................................28
6.10.  Regulation U.............................................28
6.11.  Accuracy of Information..................................29
6.12.  Year 2000................................................29

                                  ARTICLE VII

                                   COVENANTS

7.1.    Affirmative Covenants...................................29
7.1.1.  Financial Information, Reports, Notices, etc............29
7.1.2.  Compliance with Laws, etc...............................31
7.1.3.  Maintenance of Properties...............................31
7.1.4.  Insurance...............................................31
7.1.5.  Books and Records.......................................32
7.2.    Negative Covenants......................................32
7.2.1.  Liens...................................................32
7.2.2.  Consolidation, Merger, etc..............................32
7.2.3.  Asset Dispositions, etc.................................33
7.2.4.  Certain Restrictive Agreements, etc.....................33
7.2.5.  Leverage Ratio..........................................34


                                 ARTICLE VIII

                               EVENTS OF DEFAULT

8.1.    Listing of Events of Default............................34
8.1.1.  Non-Payment of Obligations..............................34
8.1.2.  Breach of Warranty......................................34
8.1.3.  Non-Performance of Certain Covenants and
        Obligations.............................................34
8.1.4.  Non-Performance of Other Covenants and Obligations......35
8.1.5.  Default on Other Indebtedness...........................35
8.1.6.  Judgments...............................................35
8.1.7.  Pension Plans...........................................36
8.1.8.  Rating..................................................36
8.1.9.  Bankruptcy, Insolvency, etc.............................36
8.2.    Action if Bankruptcy....................................36
8.3.    Action if Other Event of Default........................37


                                  ARTICLE IX

                                  THE AGENTS

9.1.    Actions.................................................37
9.2.    Funding Reliance, etc...................................38
9.3.    Exculpation.............................................38
9.4.    Successor...............................................39
9.5.    Loans by an Agent.......................................39
9.6.    Credit Decisions........................................40
9.7.    Copies, etc.............................................40

                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS

10.1.      Waivers, Amendments, etc........................        40
10.2.      Notices.........................................        41
10.3.      Payment of Costs and Expenses...................        41
10.4.      Indemnification.................................        42
10.5.      Survival........................................        42
10.6.      Severability....................................        42
10.7.      Headings........................................        43
10.8.      Execution in Counterparts, Effectiveness, etc...        43
10.9.      Governing Law; Entire Agreement..............           43
10.10.     Successors and Assigns.......................           43
10.11.     Assignments; Participations..................           43
10.11.1.   Assignments..................................           43
10.11.2.   Participations...............................           45
10.11.3.   Confidential Information.....................           45
10.11.4.   Federal Reserve Bank Advances................           45
10.12.     Other Transactions...........................           46
10.13.     Forum Selection and Consent to Jurisdiction..           46
10.14.     Waiver of Jury Trial.........................           46


SCHEDULE I  -  Disclosure Schedule

EXHIBIT A   -  Form of Note
EXHIBIT B   -  Form of Borrowing Request
EXHIBIT C   -  Form of Continuation/Conversion Notice
EXHIBIT D   -  Form of Lender Assignment Agreement
EXHIBIT E-1 -  Form of Opinion of Shearman & Sterling
EXHIBIT E-2 -  Form of Opinion of Anne G. Gill, Vice President,
               Counsel and Assistant Secretary to Ambac
               Financial Group, Inc.
EXHIBIT E-3 -  Form of Opinion of Anne G. Gill, Vice President,
               Assistant General Counsel and Assistant Secretary
               to Ambac Assurance Corporation
EXHIBIT E-4 -  Form of Opinion of DeWitt Ross & Stevens, S.C.,
               special Wisconsin counsel to Ambac Assurance
               Corporation
EXHIBIT F   -  Form of Opinion of Mayer, Brown & Platt, Counsel
               to the Administrative Agent
EXHIBIT G    - Form of Compliance Certificate

                               CREDIT AGREEMENT



     THIS CREDIT AGREEMENT, dated as of August 3, 1998, among AMBAC FINANCIAL GROUP, INC. ("Ambac Financial"), AMBAC ASSURANCE CORPORATION ("Ambac Assurance";
              ---------------                                  ---------------
together with Ambac Financial, the "Borrowers"), the various commercial lending
                                    ---------
institutions as are or may become parties (hereto collectively, the "Lenders"),
                                                                     -------
CITIBANK, N.A. ("Citibank"), as documentation agent (the "Documentation Agent"),
                 --------                                 -------------------
THE FIRST NATIONAL BANK OF CHICAGO ("FNBC"), as co-agent (the "Co-Agent"), and
                                     ----                      --------
THE BANK OF NOVA SCOTIA ("BNS"), acting through its New York Agency, as arranger
                          ---
and administrative agent (the "Administrative Agent") for the Lenders.
                               --------------------



                                 W I T N E S S E T H:

     WHEREAS, the Borrowers desire to obtain Commitments from the Lenders pursuant to which Loans will be made to the Borrowers from time to time prior to the applicable Commitment Termination Date for such Commitments; and

     WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to extend such
                                            ---------
Commitments and make such Loans to the Borrowers;

     NOW, THEREFORE, in consideration of the premises and promises hereinafter set forth and intending to be legally bound hereby, the parties hereto agree as follows:


                                 ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

     SECTION I.1.  Defined Terms.  The following terms (whether or not
                   -------------
underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Administrative Agent" is defined in the preamble and includes each other
      --------------------                    --------
successor Administrative Agent appointed pursuant to Section 9.4.
                                                     -----------

     "Agent" means, as the context may require, the Arranger, the Documentation
      -----
Agent, the Co-Agent or the Administrative Agent.

     "Agreement" means this Credit Agreement as from time to time
      ---------
amended, supplemented, amended and restated, or otherwise modified.


     "Alternate Base Rate" means, on any date, a rate of interest per annum
      -------------------
equal to the higher of: (a) the rate of interest most recently announced by BNS, New York Agency, as its base rate for Dollar loans; and (b) the Federal Funds Rate most recently determined by the Administrative Agent plus 1/2 of 1% per annum. The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by BNS in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrowers and the Lenders of changes in the Alternate Base Rate.


     "Ambac Assurance" is defined in the preamble.
      ---------------                    --------

     "Ambac Financial" is defined in the preamble.
      ---------------                    --------

     "Arranger" is defined in the preamble.
      --------                    --------

     "Asset Disposition" is defined in Section 7.2.3.
      -----------------                -------------

     "Assignee Lender" is defined in Section 10.11.1.
      ---------------                ---------------


     "Authorized Officer" means, relative to either Borrower, those of its
      ------------------
officers whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.1.
                                                 -------------

     "Base Rate Loan" means a Loan bearing interest at a fluctuating rate
      --------------
determined by reference to the Alternate Base Rate.


     "BNS" is defined in the preamble.
      ---                    --------

     "Borrowers" is defined in the preamble.
      ---------                    --------

     "Borrowing" means the Loans of the same type and, in the case of LIBO Rate
      ---------
Loans, having the same Interest Period made by all Lenders on the same Business Day to the applicable Borrower and pursuant to the same Borrowing Request in accordance with Section 2.1.
                -----------

     "Borrowing Request" means a loan request and certificate duly executed by
      -----------------
an Authorized Officer of either Borrower, substantially in the form of Exhibit B
                                                                       ---------
hereto.

     "Business Day" means: (a) any day which is neither a Saturday or Sunday nor
      ------------
a legal holiday on which banks are authorized or required to be closed in New York, New York; and (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

     "CLHI" means Connie Lee Holdings, Inc., a wholly-owned subsidiary of Ambac
      ----
Assurance.


     "Closing Date" means the date on or after the Effective Date on which the
      ------------
Administrative Agent shall have received the documents specified in or pursuant to Section 5.1.
   -----------

     "Co-Agent" is defined in the preamble.
      --------                    --------

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or
      ----
otherwise modified from time to time.


     "Commitment" is defined in Section 2.1.1.
      ----------                -------------

     "Commitment Amount" means $150,000,000, as such amount may be reduced from
      -----------------
time to time pursuant to Section 2.2 or 2.7.
                         -----------    ---

     "Commitment Termination Date" means the earliest of: (a) the Scheduled
      ---------------------------
Commitment Termination Date; (b) the date on which the Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2; and (c) the date
                                                  -----------
on which any Commitment Termination Event occurs. Upon the occurrence of any event described in clause (b) or (c), the Commitments shall terminate
                   ----------    ---
automatically and without further action.

     "Commitment Termination Event" means (a) the occurrence of any Default
      ----------------------------
described in Section 8.2, with respect to either Borrower; or (b) the occurrence
             -----------
and continuance of any other Event of Default and either (i) the declaration of the Loans to be due and payable pursuant to Section 8.3, or (ii) in the absence
                                            -----------
of such declaration, the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrowers that the Commitments have been terminated.

     "Compliance Certificate" means a certificate, substantially in the form of
      ----------------------
Exhibit G.
---------

     "Connie Lee" means Connie Lee Insurance Company, a wholly-owned subsidiary
      ----------
of CLHI.


     "Consenting Lenders" is defined in Section 2.7.2.
      ------------------                -------------

     "Contingent Liability" means any agreement, undertaking or arrangement by
      --------------------
which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability at any time shall (subject to any limitation set forth therein) be deemed to be the outstanding amount at such time (or, except in the case of the Indebtedness or obligation guaranteed thereby being unutilized credit lines for Derivative Transactions, if larger, the maximum amount) of the Indebtedness or obligation guaranteed thereby.

     "Continuation/Conversion Notice" means a notice of continuation or
      ------------------------------
conversion and certificate duly executed by an Authorized Officer of either Borrower, substantially in the form of Exhibit C hereto.
                                       ---------

     "Controlled Group" means all members of a controlled group of corporations
      ----------------
and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with either Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

     "Debt" of any Person means, without duplication, all Indebtedness (other
      ----
than Indebtedness under the Loss Facility) of such Person of any type described in clauses (a), (b) or (c) of the definition of "Indebtedness" and all Contingent Liabilities of such Person in respect of any such Indebtedness of any other Person.

     "Default" means any Event of Default or any condition, occurrence or event
      -------
which, after notice or lapse of time or both, would constitute an Event of Default.

     "Derivative Transactions" means, with respect to any Person, interest rate
      -----------------------
swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate options, interest rate futures, foreign currency swap agreements, foreign currency cap agreements, foreign currency collar agreements, foreign currency options, foreign currency futures and all other similar agreements or arrangements and all liabilities of such Person thereunder.

     "Disclosure Schedule" means the Disclosure Schedule attached hereto as
      -------------------
Schedule I, as it may be amended, supplemented or
----------
otherwise modified from time to time by the Borrowers with the written consent of the Administrative Agent and the Required Lenders.

     "Documentation Agent" is defined in the preamble.
      -------------------                    --------

     "Dollar" and the sign "$" mean lawful money of the United States.
      ------                -

     "Domestic Office" means, relative to any Lender, the office of such Lender
      ---------------
designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

     "Effective Date" means August 3, 1998.
      --------------

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

     "Event of Default" is defined in Section 8.1.
      ----------------                -----------

     "Extension Date" is defined in Section 2.7.1.
      --------------                -------------

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per
      ------------------
annum equal for each day during such period to: (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by BNS from three federal funds brokers of recognized standing selected by it.

     "Fiscal Quarter" means any quarter of a Fiscal Year.
      --------------

     "Fiscal Year" means any period of twelve consecutive calendar months ending
      -----------
on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1997 Fiscal Year") refer to the Fiscal Year ending on
               ----
the December 31 occurring during such calendar year.

     "FNBC" is defined in the preamble.
      ----                    --------

     "F.R.S. Board" means the Board of Governors of the Federal Reserve System
      ------------
or any successor thereto.

     "GAAP" is defined in Section 1.4.
      ----                -----------

     "herein", "hereof", "hereto", "hereunder" and similar terms contained in
      ------    ------    ------    ---------
this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

     "Impermissible Qualification" means, relative to the opinion or
      ---------------------------
certification of any independent public accountant as to any financial statement of either Borrower, any qualification or exception to such opinion or certification which is of a "going concern" or similar nature.

     "including" means including without limitation.
      ---------

     "Indebtedness" of any Person means, without duplication: (a) all
      ------------
obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person; (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capitalized lease liabilities; (d) net obligations of such Person under all Derivative Transactions (other than Derivative Transactions that are designated by such Person as hedges in accordance with GAAP); (e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and (f) all Contingent Liabilities of such Person; provided, however, that the following shall not
                            --------  -------
constitute Indebtedness of either Borrower or any Subsidiary of either Borrower:
(i) obligations under securities reverse repurchase agreements of either Borrower or any Subsidiary of either Borrower as the buyer of securities to deliver such securities to the seller thereunder, (ii) obligations of an insurance company under insurance policies in the nature of financial guarantees and financial guarantees, in each case from time to time issued in the ordinary course of such insurance company's business, (iii) obligations of any Subsidiary of Ambac Financial in the business of issuing investment contracts, under Specified Investment Contracts issued by such Subsidiary, and (iv) obligations of such Person under any Specified Swaps and Specified Hedges. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

     "Indemnified Liabilities" is defined in Section 10.4.
      -----------------------                ------------

     "Indemnified Parties" is defined in Section 10.4.
      -------------------                ------------

     "Interest Period" means, relative to any LIBO Rate Loan, the period
      ---------------
beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or 2.4
                                                              -----------    ---
and shall end on (but exclude) the day which numerically corresponds to such date one, two or three months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the applicable Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4;
                                                       -----------    ---
provided, however, that (a) neither Borrower shall be permitted to select
--------  -------
Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates; (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration; (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, if such Interest Period applies to LIBO Rate Loans, such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and (d) no Interest Period may end later than the Stated Maturity Date.

     "Lender Assignment Agreement" means a Lender Assignment Agreement
      ---------------------------
substantially in the form of Exhibit D hereto.
                             ---------

     "Lenders" is defined in the preamble.
      -------                    --------

     "Leverage Ratio" means, at any time, the ratio of (a) the aggregate amount
      --------------
of Debt of Ambac Financial and its Subsidiaries, on a consolidated basis, at such time to (b) the sum of (i) the stockholders' equity of Ambac Financial and its Subsidiaries, on a consolidated basis (excluding unrealized gains on investments and unrealized losses on investments), computed as of the end of the most recently completed Fiscal Quarter (or if such time is the last day of any Fiscal Quarter, as of such day) and (ii) the aggregate amount of Debt of Ambac Financial and its Subsidiaries, on a consolidated basis, at such time.

    "LIBO Rate" is defined in Section 3.2.1.
     ---------                -------------

    "LIBO Rate Loan" means a Loan bearing interest, at all times during an
     --------------
Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

    "LIBO Rate (Reserve Adjusted)" is defined in Section 3.2.1.
     ----------------------------                -------------

    "LIBOR Office" means, relative to any Lender, the office of such Lender
     ------------
designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrowers and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

    "LIBOR Reserve Percentage" is defined in Section 3.2.1.
     ------------------------                -------------

    "Lien" means any security interest, mortgage, pledge, hypothecation,
     ----
assignment, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation, interest of any vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement or other priority or preferential arrangement of any kind or nature whatsoever; provided, however,
                                                           --------  -------
that "Lien" shall not include (i) any reserve established in respect of insurance obligations on the books of either Borrower or any of its Subsidiaries provided that such reserve shall not create any preferential claim or priority on any asset of such Person and (ii) any reserve established in respect of Specified Swaps on the books of either Borrower or any of its Subsidiaries provided that such reserve shall not create any preferential claim or priority on any asset of such Person.

    "Loans" is defined in Section 2.1.1.
     -----                -------------

    "Loan Documents" means this Agreement and the Notes.
     --------------

    "Loss Facility" means (i) the Credit Agreement dated as of December 2, 1993
     -------------
among Ambac Assurance, various banks and Deutsche Bank AG, New York Branch, as agent therefor, as amended or otherwise modified from time to time, (ii) the Credit Agreement, dated as of October 24,1994, among Connie Lee, various banks and Westdeutsche Landesbank Girozentrale, New York Branch, as agent therefor, as amended or otherwise modified from time to time, or (iii) any similar credit facility as to which Ambac Assurance or Connie Lee is a borrower, a copy of which has been provided to the Administrative Agent.

    "Material Adverse Effect" means any material adverse effect on (a) the
     -----------------------
consolidated financial condition, operations, or business of either Borrower and its Subsidiaries, taken as a whole or (b) the ability of either Borrower to perform any of its obligations under any Loan Document.

    "Material Subsidiary" means, at any date of determination, any Subsidiary
     -------------------
that, together with its Subsidiaries, as of the end of the most recent Fiscal Year, was the owner of (or, in the case of any Subsidiary that is acquired following such Fiscal Year end, would have been the owner of) at least 10% of the consolidated assets of the Borrower and its Subsidiaries at the end of such Fiscal Year, all as set forth on the most recently available consolidated financial statements of the Borrower for such Fiscal Year.

    "Monthly Payment Date" means the last day of each calendar month or, if any
     --------------------
such day is not a Business Day, the next succeeding Business Day.

    "Moody's" means Moody's Investors Service, Inc.
     -------

    "Non-Consenting Lender" is defined in Section 2.7.2.
     ---------------------                -------------

    "Note" means a promissory note of either Borrower payable to any Lender,
     ----
substantially in the form of Exhibit A hereto (as such promissory note may be
                             ---------
amended, endorsed or otherwise modified from time to time), and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

    "Obligations" means all obligations (monetary or otherwise) of either or
     -----------
both Borrowers arising under or in connection with any Loan Document.

    "Organic Document" means, relative to either Borrower, its certificate of
     ----------------
incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

    "Participant" is defined in Section 10.11.2.
     -----------                ---------------

    "PBGC" means the Pension Benefit Guaranty Corporation and any entity
     ----
succeeding to any or all of its functions under ERISA.

    "Pension Plan" means a "pension plan", as such term is defined in Section
     ------------
3(2) of ERISA, which is subject to Title 4 of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which either Borrower or any corporation, trade or business that is, along with such Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

    "Percentage" means, relative to any Lender, the percentage
     ----------
set forth opposite its signature hereto or set forth in the Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to

Section 2.7 and Lender Assignment Agreement(s) executed by such Lender and its
-----------
Assignee Lender(s) and delivered pursuant to Section 10.11.
                                             -------------

    "Permitted Noteholder" means (i) any Lender or (ii) any Federal Reserve Bank
     --------------------
to whom any Lender has pledged any Loan to either Borrower made or held by such Lender or any Note of either Borrower payable to the order of such Lender and which Federal Reserve Bank has exercised its rights to notify such Borrower to make payment under such Loan or Note to such Federal Reserve Bank or has substituted itself for the Lender under such Note in either event as a result of a default by such Lender in the observance or performance of any obligation owing to such Federal Reserve Bank which is secured by such Loan or Note.

    "Person" means any natural person, corporation, partnership, firm,
     ------
association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

    "Quarterly Payment Date" means the last day of each March, June, September,
     ----------------------
and December or, if any such day is not a Business Day, the next succeeding Business Day.

    "Required Lenders" means, at any time, Lenders holding at least 51.0% of the
     ----------------
then aggregate outstanding principal amount of the Notes then held by the Lenders, or, if no such principal amount is then outstanding, Lenders having at least 51.0% of the Commitments.

    "SEC" means the Securities and Exchange Commission.
     ---

    "S&P" means Standard and Poor's Corporation.
     ---

    "Scheduled Commitment Termination Date" means with respect to any Lender,
     -------------------------------------
(a) initially, August 3, 1999, or (b) as it may be extended from time to time in accordance with Section 2.7 with respect to such Lender, the applicable
                -----------
Extension Date.

    "Specified Swap" means any interest rate swap agreement or other similar
     --------------
agreement or
arrangement entered into by any Person, as to which interest rate risk is substantially hedged.

    "Specified Hedge" means any derivative transaction, securities repurchase
     ---------------
agreement or other similar agreement or arrangement entered into by any Person that, in each case, is entered into as a hedge.

    "Specified Investment Contract" means any investment contract
     -----------------------------
entered into by Ambac Assurance or any Subsidiary of Ambac Financial, in the ordinary course of Ambac Assurance's or such Subsidiary's respective businesses.

    "Stated Maturity Date" means with respect to each Loan, the date that is
     --------------------
exactly two years following the Scheduled Commitment Termination Date; provided;
                                                                       --------
however, that if such day is not a Business Day, the Stated Maturity Date shall
-------
be the immediately preceding Business Day; and further provided that, subject to
                                               ------- --------
the first sentence of Section 2.7.2(c), the Stated Maturity Date with respect to
                      ----------------
each Loan of a Non-Consenting Lender shall be its applicable Scheduled Commitment Termination Date pursuant to Section 2.7.2(c).
                                        ----------------

    "Subsidiary" means, with respect to any Person, (i) any corporation of which
     ----------
more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person or (ii) any partnership or other business entity as to which such Person and/or one or more Subsidiaries of such Person singly, or in the aggregate, (A) own more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests, of such partnership or business entity or (B) have the presently exercisable right to direct or cause the direction of management and policies of such partnership or other business entity.

    "Taxes" is defined in Section 4.6.
     -----                -----------

    "type" means, relative to any Loan, the portion thereof, if any, being
     ----
maintained as a Base Rate Loan or a LIBO Rate Loan.

    "United States" or "U.S." means the United States of America, its fifty
     -------------      ----
States and the District of Columbia.

    "Welfare Plan" means a "welfare plan", as such term is defined in section
     ------------
3(1) of ERISA.

    SECTION 1.2.  Use of Defined Terms.  Unless otherwise defined or
                  --------------------
the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request,

Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

    SECTION 1.3.  Cross-References.  Unless otherwise specified, references
                  ----------------
in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

    SECTION 1.4.  Accounting and Financial Determinations.  Unless otherwise
                  ---------------------------------------
specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles in effect from time to time ("GAAP").


                                 ARTICLE II

                  COMMITMENTS, BORROWING PROCEDURES AND NOTES

    SECTION 2.1. Commitments . On the terms and subject to the conditions of
                 -----------
this Agreement (including Article V), each Lender severally agrees to make
                          ---------
Loans pursuant to the Commitments described in this Section 2.1.
                                                    -----------

    SECTION 2.1.1. Commitment of Each Lender . From time to time on any Business
                   -------------------------
Day occurring prior to the Commitment Termination Date, each Lender will make loans (relative to such Lender, and of any type, its "Loans") to the Borrower
                                                      -----
that has requested such loans, equal to such Lender's Percentage of the aggregate amount of the Borrowing requested by such Borrower to be made on such day. The commitment of each Lender described in this Section 2.1.1 is herein
         ----------                                  -------------
referred to as its "Commitment". On the terms and subject to the conditions hereof, either Borrower may from time to time borrow, prepay and reborrow Loans.


    SECTION 2.1.2.  Lenders Not Permitted or Required To Make Loans.  No Lender
                     -----------------------------------------------
shall be permitted or required to make any Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Loans to the Borrowers would exceed the Commitment Amount, or the aggregate principal amount of all Loans to the Borrowers of such Lender would exceed such Lender's Percentage of the Commitment Amount. The amount of each Lender's Percentage of the Commitment Amount on the date hereof is set forth below:

     The Bank of Nova Scotia    $50,000,000

     Citibank, N.A.             $50,000,000

     The First National Bank
        of Chicago              $50,000,000


    SECTION 2.2.  Optional Reduction of Commitment Amount.  The Borrowers
                  ---------------------------------------
may, from time to time on any Business Day, voluntarily reduce the Commitment Amount; provided, however, that all such reductions shall require at least
        --------  -------
three Business Days' prior notice to the Administrative Agent and be permanent, and any partial reduction of the Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $1,000,000.

    SECTION 2.3.  Borrowing Procedure.  By delivering a Borrowing Request to
                  -------------------
the Administrative Agent on or before 10:00 a.m., New York City time, on a Business Day, either Borrower may from time to time irrevocably request, on not less than three nor more than five Business Days' notice (or in the case of Base Rate Loans being requested, on the Business Day on which such Loans are to be made) that a Borrowing be made in a minimum amount of $1,000,000 and an integral multiple of $1,000,000, or in the unused amount of the Commitments. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the same type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 12:00 noon (New York City time) on such Business Day each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to such Borrower no later than 1:00 p.m. (New York City time) on the Business Day specified in the relevant Borrowing Request, by wire transfer to the accounts such Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

    SECTION 2.4.  Continuation and Conversion Elections.  By delivering a
                  -------------------------------------
Continuation/Conversion Notice to the Administrative Agent on or before 10:00 a.m., New York City time, on a Business Day, the applicable Borrower may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice (or to the extent Loans are being converted into Base Rate Loans, on the Business Day on which such conversion is to be made) that all, or any portion in an aggregate minimum amount of $1,000,000 and an integral multiple of $1,000,000, of any Loans to such Borrower be, in the case of Base Rate Loans to such

Borrower, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans to such Borrower, be converted into a Base Rate Loan or continued as a LIBO Rate Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate
Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (i) each such conversion or continuation shall
--------  -------
be pro-rated among the applicable outstanding Loans to such Borrower
   ---------
of all Lenders, and (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

    SECTION 2.5.  Funding.  Each Lender may, if it so elects, fulfill
                  -------
its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided,
                                                                 --------
however, that such LIBO Rate Loan shall nonetheless be deemed to have been made
-------
and to be held by such Lender, and the obligation of the applicable Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, affiliate or international banking facility. In addition, each Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4,
                                         ------------  ---  ---    ---
it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans to such Borrower by purchasing, as the case may be, Dollar certificates of deposit in the U.S. or Dollar deposits in its LIBOR Office's interbank eurodollar market.

    SECTION 2.6. Notes. Each Lender's Loans to a Borrower under its Commitment
                 -----
shall be evidenced by a Note payable by such Borrower to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the Commitment Amount. Each Lender shall, and is hereby irrevocably authorized by each Borrower to, make (or cause to be made) appropriate notations on the grids attached to such Lender's Notes (or on any continuation of such grids), or otherwise to record in such Lender's internal records, appropriate notations, in each case evidencing, inter alia, the date of, the outstanding principal
                      ----- ----
of, and the interest rate and Interest Period applicable to the Loans to such Borrower. The failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the applicable Borrower.

    SECTION 2.7.  Extension of Scheduled Commitment Termination Date.
                  --------------------------------------------------
The Scheduled Commitment Termination Date is subject to extension pursuant to this Section 2.7.
     -----------

    SECTION 2.7.1. Request for Extension. Within 45 days prior to the then
                   ---------------------
Scheduled Commitment Termination Date (but no later than the thirtieth day prior to the then Scheduled Commitment Termination Date), the Borrowers may revocably request (in writing) the Lenders to extend the Scheduled Commitment Termination Date to the date that is exactly one year after the then Scheduled Commitment Termination Date; provided, however, that if such date is not a Business Day,
                  --------  -------
the Borrowers shall request such extension to the Business Day immediately preceding the date that is exactly one year after the then Scheduled Commitment Termination Date. Such request shall be delivered to the Administrative Agent (such applicable requested date, the "Extension Date"). The Administrative Agent
                                      --------------
shall promptly notify the Lenders thereof.

    SECTION 2.7.2.  Effectiveness of Extension.
                    --------------------------

    (a) Such extension shall become effective as of the then Scheduled Commitment Termination Date if all of the following conditions shall have been satisfied: (a) within 30 days of, but no later than the twentieth day prior to the then Scheduled Commitment Termination Date, Lenders with Commitments aggregating at least 66% of all Lenders' Commitments (the "Consenting Lenders")
                                                            ------------------
shall have provided to the Administrative Agent their respective written agreement to such extension, (b) both before and after giving effect to such extension, on the Extension Date, (i) the representations and warranties set forth in Article VI shall be true and correct as if then made and (ii) no
         ----------
Default shall have then occurred and be continuing, and (c) the Borrowers shall have delivered to the Administrative Agent, a certificate, dated such Extension Date, of an Authorized Officer of each Borrower certifying that the conditions in clause (b) have been fully satisfied. If any Lender does not so notify the
   ----------
Administrative Agent of its decision within the period specified in Section
                                                                    -------
2.7.2(a), such Lender shall be deemed not to have consented to such request of
--------
the Borrowers.


    (b) Each Lender that does not provide its consent to such extension (a "Non-Consenting Lender") hereby agrees that if, on or prior to the then
----------------------
Scheduled Commitment Termination Date, any other Lender or other financial institution acceptable to the Borrowers and the Administrative Agent (the consent of the Administrative Agent not to be unreasonably withheld) offers to purchase such Non-Consenting Lender's Percentage of the Commitment Amount for a purchase price equal to the sum of all amounts then owing with respect to the Loans and all other amounts accrued for the account of such Non-Consenting Lender, such Non-Consenting Lender will assign, sell and transfer on the then Scheduled Commitment Termination Date all of its right, title, interest and obligations with respect to the foregoing to such other Lender or financial institution pursuant to the terms of Section 10.11.1 and upon the effectiveness of such assignment, such Assignee
   ---------------
Lender shall on such Scheduled Commitment Termination Date have a Commitment in the amount so assigned and be a Lender with a Commitment on and after the Extension Date.

    (c) If the Borrowers have requested an extension and there remains any Non-Consenting Lender which has not been replaced pursuant to Section 2.7.2(b), the
                                                          ----------------
Borrowers, at least 15 days prior to the Scheduled Commitment Termination Date (without giving effect to the requested extension), may revoke the request for extension and the Scheduled Commitment Termination Date shall not be extended and the Stated Maturity Date shall remain unchanged for all Lenders. If no such notice of revocation is given by the Borrowers, on the date that would have been the Scheduled Commitment Termination Date had the Scheduled Commitment Termination Date not been extended pursuant to the terms of this Section, the outstanding Loans of any Non-Consenting Lender that were not purchased pursuant to Section 2.7.2(b) will mature and be due and payable on the then Scheduled
   ----------------
Commitment Termination Date, subject to the other terms hereof, and the Commitment of such Non-Consenting Lender will thereupon terminate on such Scheduled Commitment Termination Date. On such Scheduled Commitment Termination Date, the Commitment Amount will be automatically reduced by an amount equal to the product of (i) the sum of the Percentages of all Non-Consenting Lenders that were not purchased pursuant to Section 2.7.2(b), and (ii) the Commitment Amount
                               ----------------
(whether used or unused) on such Scheduled Commitment Termination Date immediately prior to such calculation.


    (d) The Percentages of the Consenting Lenders and any assignees pursuant to

Section 2.7.2(b) shall be adjusted accordingly by the Administrative Agent,
----------------
based on such Lenders' pro rata share of the remaining Commitment Amount.
                       --- ----


                                 ARTICLE III

                  REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

    SECTION 3.1. Repayments and Prepayments . On the Stated Maturity Date, each
                  --------------------------
Borrower shall repay in full the unpaid principal amount of each Loan that has been made to such Borrower. Prior thereto, (a) either Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans made to such Borrower;
provided, however, that (i) any such prepayment shall be made pro rata among
--------  -------                                             --- ----
such Loans of the same type and, if applicable, having the same Interest Period of all Lenders; (ii) no such prepayment of any LIBO Rate Loan may be made on any day other than the last day of the Interest Period for such Loan;

(iii) all such voluntary prepayments shall require at least three but no more than five Business Days' prior written notice (or in the case of prepayments of Base Rate Loans, same day's prior written notice) to the Administrative Agent; and (iv) all such voluntary partial prepayments shall be in an aggregate minimum amount of $500,000 (or in the case any partial prepayment of any LIBO Rate Loan, $1,000,000) and an integral multiple of $100,000; (b) each Borrower shall, on each date (other than on the Scheduled Commitment Termination Date) when any reduction in the Commitment Amount shall become effective, make a mandatory prepayment of each Loan that has been made to such Borrower in an aggregate amount for both Borrowers equal to the excess, if any, of the aggregate, outstanding principal amount of all Loans over the Commitment Amount as so reduced; and (c) each Borrower shall, immediately upon any acceleration of the maturity of any Loans pursuant to Section 8.2 or Section 8.3, repay each Loan
                                  -----------    -----------
that has been made to such Borrower, unless, pursuant to Section 8.3, only a
                                                         -----------
portion of all Loans is so accelerated, in which case the Borrower shall repay the portion of the Loans made to such Borrower that have been so accelerated. Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. No voluntary
                                                 -----------
prepayment of principal of any Loans shall cause a reduction in the Commitment Amount.


    SECTION 3.2. Interest Provisions . Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.
                                                                    -----------

    SECTION 3.2.1. Rates . Loans outstanding accrue interest at a rate per
                   -----
annum: (a) on that portion maintained from time to time as a Base Rate Loan, equal to the Alternate Base Rate from time to time in effect; and (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus a margin of 0.27 of 1% per annum.
       ----

    The "LIBO Rate (Reserve Adjusted)" means, for any Interest Period, a rate
         ----------------------------
per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:


       LIBO Rate           =              LIBO Rate
                                -------------------------------
    (Reserve Adjusted)          1.00 - LIBOR Reserve Percentage


The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Administrative Agent from BNS, two Business Days before the first day of such Interest Period.

    "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the
     ---------
rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered by BNS's LIBOR Office to prime banks in the London interbank market as at or about 11:00 a.m. London, England time, two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of BNS's LIBO Rate Loan and for a period approximately equal to such Interest Period.


    "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO
     ------------------------
Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as defined from time to time in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.



    SECTION 3.2.2. Post-Maturity Rates . After the date any principal amount of
                    -------------------
any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of either Borrower shall have become due and payable, such Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum (in lieu of the rate per annum set forth in
Section 3.2.1) equal to the Alternate Base Rate plus a margin of 2% per annum.
-------------

    SECTION 3.2.3. Payment Dates . Interest accrued on each Loan shall be
                   -------------
payable, without duplication: (a) on the Stated Maturity Date; (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan; (c) with respect to Base Rate Loans, on each Monthly Payment Date occurring after the date of the initial Borrowing hereunder; (d) with respect to LIBO Rate Loans, the last day of each applicable Interest Period; (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c),
                                                           ----------
on the date of such conversion; and (f) on that portion of any Loans the maturity of which is accelerated pursuant to Section 8.2 or Section 8.3,
                                             -----------    -----------
immediately upon such acceleration. Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

    SECTION 3.3. Fees . The Borrowers agree to pay the fees set forth in this
                 ----
Section 3.3.
-----------

    SECTION 3.3.1. Facility Fee . The Borrowers agree to pay to the
                   ------------
Administrative Agent for the account of each Lender, for the period (including any portion thereof when its Commitment is suspended by reason of either Borrower's inability to satisfy any condition of Article V) commencing on (and
                                                 ---------
including) the Effective Date and continuing through the Commitment Termination Date, a non-refundable facility fee at the rate of .08 of 1% per annum on such Lender's Percentage of the Commitment Amount (regardless of usage). Such facility fees shall be payable by the Borrowers in arrears on each Quarterly Payment Date, commencing with the first such day following the Effective Date, and on the Commitment Termination Date.

    SECTION 3.3.2. Administration Fee . The Borrowers agree to pay to the
                   ------------------
Administrative Agent for its own account, an administration fee agreed to in writing by the Administrative Agent and the Borrowers.



                                  ARTICLE IV

                    CERTAIN, LIBO RATE AND OTHER PROVISIONS

    SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall determine
                 --------------------------
(which determination shall, upon notice thereof to the Borrowers and the Lenders, be conclusive and binding on the Borrowers) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of all Lenders to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.


    SECTION 4.2. Deposits Unavailable . If the Administrative Agent shall have
                 --------------------
determined that (a) Dollar deposits, as the case may be, in the relevant amount and for the relevant Interest Period are not available to BNS in its relevant market, or (b) by reason of circumstances affecting BNS' relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans, then, in either case, upon notice from the Administrative Agent to the Borrowers and the Lenders, the obligations of all Lenders under Section 2.3 and
                                                                -----------
Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO
-----------
Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.


    SECTION 4.3. Increased LIBO Rate Loan Costs, etc. Each Borrower agrees to
                 -----------------------------------
reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans to such Borrower as, or of converting (or of its obligation to convert) any such Loans into, LIBO Rate Loans. Such reimbursement obligation shall apply only to the extent such increased cost or reduced sum results from
(a) any change in law or regulation (other than any such change which increases reserve costs, to the extent that such increase is included in the calculation of LIBO Rate (Reserve Adjusted) for the relevant Interest Periods) or in the interpretation of any law or regulation or (b) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) promulgated after the date hereof. Such Lender shall promptly notify the Administrative Agent and the Borrowers in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the applicable Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

    SECTION 4.4. Funding Losses . In the event any Lender shall incur any loss
                 --------------
or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of: (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or
                                                        -----------
otherwise, (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor (other than as a result of the default by such Lender to make such Loans), or (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/ Conversion Notice therefor

(other than as a result of the default by such Lender to continue or convert such Loans), then, in each case, upon the written notice of such Lender to the relevant Borrower (with a copy to the Administrative Agent), such Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on such Borrower.

    SECTION 4.5. Increased Capital Costs . If any change in, or the
                 -----------------------
introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the date hereof of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitment or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrowers, the Borrowers shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

    SECTION 4.6. Taxes . All payments by each Borrower of principal of, and
                 -----
interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Taxes"). In the
                                                          -----
event that any withholding or deduction from any payment to be made by either Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then such Borrower will: (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;
(b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and (c) pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required. Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and the Borrowers will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

    If either Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, such Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the
                                    -----------
Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the applicable Borrower.

    Upon the request of either Borrower or the Administrative Agent, each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under the Notes, execute and deliver to such Borrower and the Administrative Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as such Borrower or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes.

    SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly
                 ---------------------------
provided, all payments by either Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made to the Administrative Agent for the pro
                                                                             ---
rata account of the Lenders entitled to receive such payment. All such payments
----
required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., New York City time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrowers. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term
                                 ----------
"Interest Period" with respect to LIBO Rate Loans) be made on the next
 ---------------
succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

    SECTION 4.8. Sharing of Payments . If any Lender shall obtain any payment or
                 -------------------
other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections
                                                                       --------
4.3, 4.4, 4.5 and 4.6) in excess of its pro rata share of payments then or
---  ---  ---     ---                   --- ----
therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess
                   --------  -------
payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender to (b) the
                                                                  --
total amount so recovered from the purchasing Lender), of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to
Section 4.9) with respect to such participation as fully as if such Lender were
-----------
the direct creditor of the Borrowers in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

    SECTION 4.9. Setoff . Each Lender shall, upon the occurrence of any Default
                 ------
described in clauses (a) through (d) of Section 8.1.9 or any other Event of
             -----------         ---    -------------
Default, and to the extent permitted by applicable law, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due) by either Borrower, any and all balances, credits, deposits, accounts or monies of such Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall
        --------  -------
be subject to the provisions of Section 4.8. Each Lender agrees promptly to
                                -----------
notify the Borrowers and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give
                                 --------  -------
such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.


    SECTION 4.10. Use of Proceeds . Each Borrower shall apply the proceeds of
                  ---------------
each Borrowing for general corporate purposes (including acquisitions of stock and assets). No proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or to acquire or carry any "margin stock", as defined in F.R.S. Board Regulation U; provided, however, that Ambac Financial may use
                              --------  -------
the proceeds of any Borrowing to purchase issued and outstanding shares of its common stock, par value of $.01 per share, for issuance to its employees and/or directors under its employee or director stock plans or to any of its Subsidiaries' employees under its employee stock plans or its Subsidiaries' employee stock plans.


                                 ARTICLE V

                  CONDITIONS TO CLOSING DATE AND TO BORROWING


    SECTION 5.1. Closing Date. The closing hereunder shall occur subject to the
                 ------------
prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.
        -----------


    SECTION 5.1.1. Resolutions, etc. The Administrative Agent shall have
                   ----------------
received from each Borrower a certificate, dated the Closing Date, of its Secretary or Assistant Secretary as to: (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of the Loan Documents to be executed by such Borrower; and (b) the incumbency and signatures of those of its officers authorized to act with respect to the Loan Documents to be executed by such Borrower. Each Lender may conclusively rely on such certificate until it shall have received a further certificate of the

Secretary or an Assistant Secretary of such Borrower canceling or amending such prior certificate.

    SECTION 5.1.2. Delivery of Notes. The Administrative Agent shall have
                   -----------------
received, for the account of each Lender, Notes dated the Closing Date, duly executed and delivered by the Borrowers.

    SECTION 5.1.3. Opinions of Counsel. The Administrative Agent shall have
                   -------------------
received opinions, dated the Closing Date and addressed to the Administrative Agent and all Lenders, from (a) Shearman & Sterling, special counsel to the Borrowers, substantially in the form of Exhibit E-1 hereto; (b) Anne G. Gill,
                                        -----------
Vice President, Counsel and Assistant Secretary to Ambac Financial, substantially in the form of Exhibit E-2 hereto; (c) Anne G. Gill, Vice
                             -----------
President, Assistant General Counsel and Assistant Secretary to Ambac Assurance, substantially in the form of Exhibit E-3 hereto; (d) DeWitt Ross & Stevens,
                             -----------
S.C., special Wisconsin counsel to Ambac Assurance, substantially in the form of Exhibit E-4 hereto; and (e) Mayer, Brown & Platt, special counsel to the
-----------
Administrative Agent, substantially in the form of Exhibit F hereto.
                                                   ---------

    SECTION 5.1.4.  Closing Fees, Expenses, etc.
                    ---------------------------
      The Administrative Agent shall have received payment of all fees, costs and expenses due and payable pursuant to Section 10.3, if then invoiced.
                                         ------------

    SECTION 5.1.5. Notification. The Administrative Agent shall promptly notify
                   ------------
the Borrowers and the Lenders of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.


    SECTION 5.2. All Borrowings . The obligation of each Lender to fund any Loan
                 --------------
on the occasion of any Borrowing (including the initial Borrowing) shall be subject to (a) the fact that the Closing Date shall have occurred, and (b) the satisfaction of each of the conditions precedent set forth in this Section 5.2.
                                                                   -----------

    SECTION 5.2.1.  Compliance with Warranties, No Default, etc.
                    -------------------------------------------
Both before and after giving effect to any Borrowing (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to
                             -------------
any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct: (a) the representations and warranties set forth in Article VI
                                                             ----------
(excluding, however, those contained in Section 6.7) shall be true and correct
                                        -----------
with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); (b) except as disclosed by either Borrower to the Administrative Agent and the Lenders pursuant to

Section 6.7, (i) no labor controversy, litigation, arbitration or governmental
-----------
investigation or proceeding shall be pending or, to the knowledge of either Borrower, threatened against either Borrower or any of its Subsidiaries which may reasonably be expected to have any Material Adverse Effect or which purports to affect the legality, validity or enforceability of any Loan Document, and
(ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to
Section 6.7 which may reasonably be expected to have any Material Adverse
-----------
Effect; (c) no Default shall have then occurred and be continuing; and (d) neither Borrower nor any Subsidiary thereof is in material violation of any law or governmental regulation or court order or decree.



    SECTION 5.2.2. Borrowing Request. The Administrative Agent shall have
                   -----------------
received a Borrowing Request for such Borrowing. Each of the delivery of a Borrowing Request and the acceptance by either Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.
        -------------

    SECTION 5.2.3. Satisfactory Legal Form. All documents executed or submitted
                   -----------------------
pursuant hereto by or on behalf of each Borrower or any of its Subsidiaries or any other Obligors shall be satisfactory in form and substance to the Administrative Agent and its counsel; the Administrative Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or its counsel may reasonably request.


                                 ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES


    In order to induce the Lenders and the Agents to enter into this Agreement and to make Loans hereunder, each Borrower represents and warrants unto the Agents and each Lender as set forth in this Article VI.
                                            ----------


    SECTION 6.1. Organization, etc. Each Borrower and each of its Material
                 -----------------
Subsidiaries (a) is a corporation or partnership validly organized and existing and in good standing under the laws of the State of its incorporation or formation, as the case may be, and (b) is duly qualified to do business and is in good standing as a foreign corporation or partnership in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under each Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as conducted by it, except where the failure to be so qualified or hold such licenses, permits and approvals, singly or in the aggregate, could not reasonably be expected to have any Material Adverse Effect.

    SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution,
                 -----------------------------------------
delivery and performance by each Borrower of each Loan Document to which it is a party are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not (a) contravene such Borrower's Organic Documents; (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting such Borrower; or (c) result in, or require the creation or imposition of, any Lien on any of such Borrower's properties.

    SECTION 6.3. Government Approval, Regulation, etc. No authorization or
                 ------------------------------------
approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by either Borrower of any Loan Document. Neither Borrower is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

    SECTION 6.4. Validity, etc. Each Loan Document constitutes, the legal, valid
                 -------------
and binding obligation of each Borrower party thereto, enforceable in accordance with its terms.

    SECTION 6.5. Financial Information . The consolidated balance sheet of Ambac
                 ---------------------
Financial and its Subsidiaries as at December 31, 1997, and the related consolidated statements of operations and of cash flow of Ambac Financial and its Subsidiaries, copies of which have been furnished to the Administrative Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of Ambac Financial and its Subsidiaries as at the date thereof and the results of their operations for the period then ended.

    SECTION 6.6. No Material Adverse Change . Since the date of the financial
                 --------------------------
statements described in Section 6.5, there has been no material adverse change
                        -----------
in the financial condition, operations, or business of either Borrower.


    SECTION 6.7.  Litigation, Labor Controversies, etc. There is no pending
                  ------------------------------------
or, to the knowledge of either Borrower, threatened
litigation, action, proceeding, or labor controversy affecting either Borrower or any Material Subsidiary thereof, or any of their respective properties, businesses, assets or revenues, which may reasonably be expected to have any Material Adverse Effect or which purports to affect the legality, validity or enforceability of any Loan Document, except as disclosed in Item 6.7
                                                            --------
("Litigation") of the Disclosure Schedule.

    SECTION 6.8. Taxes. Each Borrower and each of its Subsidiaries has filed
                 -----
all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP (or statutory accounting principles, as appropriate) shall have been set aside on its books and except where the failure to file said returns or reports or to pay such taxes or charges could not reasonably be expected to have a Material Adverse Effect.

    SECTION 6.9. Pension and Welfare Plans. During the twelve-consecutive-month
                 -------------------------
period prior to the date of the execution and delivery of this Agreement and prior to the date of any Borrowing hereunder, except as disclosed in Item 6.9
                                                                     --------
("Employee Benefit Plans") of the Disclosure Schedule, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by either Borrower or any member of the Controlled Group of any material liability, fine or penalty other than a non-defaulted obligation to make a contribution under
Section 302 of ERISA. Except as disclosed in Item 6.9 ("Employee Benefit Plans")
--------
of the Disclosure Schedule, each Borrower and each member of the Controlled Group does not have any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

    SECTION 6.10. Regulation U. Each Borrower is not engaged in the business of
                  ------------
extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U. After applying the proceeds of each Loan, not more than 25% of the value of the assets of either Borrower or of either Borrower and its Subsidiaries, on a consolidated basis, are margin stock or margin securities. Terms for which meanings are provided in F.R.S. Board Regulation U or any regulation substituted therefor, as from time to time in effect, are used in this Section with such meanings.

    SECTION 6.11. Accuracy of Information. All factual information heretofore
                  -----------------------
or contemporaneously furnished by or on behalf of either Borrower in writing to any Agent or any Lender for purposes of or in connection with this Agreement is, and all other such factual information hereafter furnished by or on behalf of such Borrower to any Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agents and such Lender.

    SECTION 6.12. Year 2000. Each Borrower and its respective Subsidiaries have
                  ---------
reviewed the areas within their respective businesses and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by such Borrower or its Subsidiaries may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based on such review and program, the Year 2000 Problem could not reasonably be expected to have a Material Adverse Effect.


                                  ARTICLE VII

                                   COVENANTS


    SECTION 7.1. Affirmative Covenants. Each Borrower agrees with the Agents
                 ---------------------
and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, each Borrower will perform its obligations set forth in this Section 7.1.
                  -----------

    SECTION 7.1.1.  Financial Information, Reports, Notices, etc.
                    --------------------------------------------
    (a) Ambac Financial will furnish, or will cause to be furnished, to each Lender and the Administrative Agent copies of the following financial statements, reports, notices and information: (i) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Ambac Financial, consolidated balance sheets of Ambac Financial and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of operations and of cash flow of Ambac Financial and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial Authorized Officer of Ambac Financial; (ii) as soon as available and in any event within 120 days after the end of each Fiscal Year of Ambac Financial, a copy of the annual report for such Fiscal Year for Ambac Financial and its Subsidiaries, including therein consolidated balance sheets of Ambac Financial and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of operations and of cash flow of Ambac Financial and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Administrative Agent and the Required Lenders by KPMG Peat Marwick or other independent public accountants acceptable to the Administrative Agent and the Required Lenders; and
(iii) promptly after the sending or filing thereof, copies of all reports which Ambac Financial sends to its security holders generally, and all reports and all registration statements containing final prospectuses (excluding registration statements on SEC Form S-8 or any successor form) which Ambac Financial or any of its Subsidiaries files with the SEC or any national securities exchange.

    (b) Ambac Assurance will furnish, or will cause to be furnished, to each Lender and the Administrative Agent copies of the following financial statements, reports, notices and information: (i) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the quarterly statement of Ambac Assurance for such quarter as filed with the Office of Commissioner of Insurance of the State of Wisconsin, certified as to fairness of presentation, generally accepted statutory accounting principles and consistency by the chief financial Authorized Officer of Ambac Assurance; and (ii) as soon as available and in any event within 120 days after the end of each Fiscal Year, the annual statement of Ambac Assurance for such year, as filed with the Office of Commissioner of Insurance of the State of Wisconsin, certified as to fairness of presentation, generally accepted statutory accounting principles and consistency by the chief financial Authorized Officer of Ambac Assurance.

    (c) As soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year and within 120 days after the end of the Fiscal Year (but in any event no later than the date(s) on which the applicable financial statements are delivered pursuant to Sections
                                                                    --------
7.1.1(a) and (b), respectively), a Compliance Certificate, executed by the chief
--------     ---
executive, financial or accounting Authorized Officer of each Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the Administrative Agent) compliance with

Section 7.2.5 and certifying no Default.
-------------

    (d) Each Borrower will furnish, or will cause to be furnished, to each Lender and the Administrative Agent copies of the following notices and information: (i) as soon as possible and in any event within three days after actual knowledge by such Borrower of the occurrence of any Default, a statement of the chief financial Authorized Officer of such Borrower setting forth details of such Default and the action which such Borrower has taken and proposes to take with respect thereto; and
(ii) such other information respecting the condition or operations, financial or otherwise, of such Borrower or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

    SECTION 7.1.2. Compliance with Laws, etc. Each Borrower will, and will cause
                   -------------------------
each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation): (a) qualification as a foreign corporation; and (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP (or statutory accounting principles, as appropriate) shall have been set aside on its books; and except where the failure to be so qualified and the failure of such compliance could not reasonably be expected to have a Material Adverse Effect.

    SECTION 7.1.3. Maintenance of Properties. Each Borrower will, and will
                   -------------------------
cause each of its Material Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless such Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

    SECTION 7.1.4. Insurance. Each Borrower will, and will cause each of its
                   ---------
Material Subsidiaries to, maintain or cause to be maintained (a) with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses or (b) by means of adequate reserves set aside or maintained out of earnings or surplus, a system of self-insurance with respect to such properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses; and each Borrower will, upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of such Borrower setting forth the nature and extent of all insurance or self-insurance maintained by such Borrower and its Material Subsidiaries in accordance with this Section.

    SECTION 7.1.5. Books and Records. Each Borrower will, and will cause each
                   -----------------
of its Material Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Administrative Agent and each Lender or any of their respective representatives, at reasonable times and intervals (and, prior to the occurrence of any Default, with reasonable prior notice given to the applicable Borrower), to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and each Borrower hereby authorizes such independent public accountant to discuss such Borrower's financial matters with each Lender or its representatives) and to examine (and, at the expense of such Borrower, photocopy extracts from) any of its books or other corporate records.

    SECTION 7.2. Negative Covenants. Each Borrower agrees with the
                 ------------------
Administrative Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, each Borrower will perform its obligations set forth in this Section 7.2.
                                          -----------

    SECTION 7.2.1. Liens. Each Borrower will not, and will not permit any of
                   -----
its Material Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, to secure Debt of such Borrower or such Material Subsidiary, except:
(a) Liens securing payment of Debt hereunder; (b) any Liens granted prior to the date hereof securing Debt existing as of the Effective Date which is identified in Item 7.2.1(b) ("Ongoing Debt") of the Disclosure Schedule; (c) any Lien on
-------------   ------------
any asset granted to secure payment of Debt incurred or assumed for the purpose of financing the acquisition of such asset, provided that such Lien attaches to such asset no later than the 90th day after such acquisition; (d) any Lien existing on any asset prior to the acquisition thereof by either Borrower or any Material Subsidiary thereof and not created in contemplation of such acquisition; (e) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by clause (b), (c), (d) or
                                                       ----------  ---  ---
(f) provided that such Debt is not increased and is not secured by any
---
additional assets; (f) any Lien granted by Ambac Assurance or Connie Lee to the lenders under the applicable Loss Facility to secure Debt obligations under such Loss Facility, which Lien is on Ambac Assurance's or Connie Lee's, respectively, rights to recoveries and premiums under certain financial guarantees issued by Ambac Assurance or Connie Lee, respectively, and on all proceeds thereof; (g) any Lien consisting of a pledge by Ambac Assurance of its subrogation rights to secure Debt for borrowed money, in an aggregate amount outstanding not to exceed $50,000,000 at any time; and (h) other Liens where the aggregate principal amount of Debt secured thereby at any time outstanding does not exceed $50,000,000 in the aggregate.

    SECTION 7.2.2. Consolidation, Merger, etc. Each Borrower will not, and will
                   --------------------------
not permit any of its Material Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, except: (a) any such Material Subsidiary (other than Ambac Assurance) may liquidate or dissolve voluntarily into, and may consolidate and merge with and into, either Borrower or any other Material Subsidiary of either Borrower; and (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, either Borrower may consolidate or merge with and into any other Person if (i) such Borrower is the surviving entity and such Borrower and its Subsidiaries, as a whole, will continue to have the financial guaranty business as one of its principal businesses; or (ii) all of the following are satisfied:
(A) such Person and its Subsidiaries, as a whole, shall have the financial guaranty business as one of its principal businesses, (B) such Person shall have assumed all the Obligations of such Borrower pursuant to an instrument in form and substance reasonably satisfactory to the Required Lenders and shall have delivered such opinions of counsel with respect thereto as the Administrative Agent may reasonably request, (C) both immediately prior to and after giving effect to such consolidation or merger, the ratings on such Person's senior unsecured debt and (if such Person is an insurer at such time) claims-paying ability shall be at least as high as the applicable Borrower immediately prior to such consolidation or merger, and (D) such Person meets each Lender's internal policies with respect to extensions of credit of the type contemplated hereunder.


    SECTION 7.2.3. Asset Dispositions, etc. Each Borrower will not, and will not
                   -----------------------
permit any of its Material Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and capital stock of any of its Material Subsidiaries) to any Person (any of the foregoing, an "Asset Disposition"); provided, however, that each Borrower
               -----------------    --------  -------
and its Material Subsidiaries may consummate (a) Asset Dispositions in the ordinary course of their business and (b) any Asset Disposition, to the extent that immediately after giving effect to such Asset Disposition, the aggregate fair market value (determined at the time of the applicable transactions) of all assets subject to Asset Dispositions (other than those described in clause (a)) consummated by the Borrowers and their respective Subsidiaries in
----------
such Fiscal Year) and consummated in such Fiscal Year, would not exceed 25% of the stockholders' equity of Ambac Financial and its Subsidiaries, on a consolidated basis (excluding unrealized gains on investments and unrealized losses on investments), at the end of the immediately preceding Fiscal Quarter.

    SECTION 7.2.4. Certain Restrictive Agreements, etc. Each Borrower will not,
                   -----------------------------------
and will not permit any of its Material Subsidiaries to, enter into any agreement (excluding this Agreement and any agreement that Ambac Assurance is required to enter into by the Office of the Commissioner of Insurance of the State of Wisconsin or any other state insurance regulatory agency) prohibiting the ability of any such Material Subsidiary to make any payments, directly or indirectly, to such Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Material Subsidiary to make any payment, directly or indirectly, to such Borrower, provided that the foregoing shall not apply to restrictions and conditions that, in the aggregate, could not be reasonably expected to cause a Material Adverse Effect.


    SECTION 7.2.5.  Leverage Ratio. Ambac Financial shall not permit
                    --------------
the Leverage Ratio to exceed .40 to 1.00 at the end of any Fiscal Quarter.



                                 ARTICLE VIII

                               EVENTS OF DEFAULT


    SECTION 8.1.  Listing of Events of Default.  Each of the following
                  ----------------------------
events or occurrences described in this Section 8.1 shall constitute
                                        -----------
an "Event of Default".
    ----------------

    SECTION 8.1.1.  Non-Payment of Obligations.  Either Borrower shall default
                    --------------------------
(a) in the payment or prepayment when due of any principal of any Loan, or (b) in the payment when due of interest on any Loan, any facility fee or any other Obligation of a monetary nature and such default under this clause (b) shall
                                                            ----------
continue unremedied for five Business Days.


    SECTION 8.1.2.  Breach of Warranty.  Any representation or warranty of
                    ------------------
either Borrower made or deemed to be made hereunder or in any certificate or document furnished by or on behalf of either Borrower to the Administrative Agent or any Lender for the purposes of or in connection with any Loan Document (including any certificates delivered pursuant to Section 2.7 or Article V) is
                                                  -----------    ---------
or shall be incorrect when made in any material respect.


    SECTION 8.1.3.  Non-Performance of Certain Covenants and Obligations.
                    ----------------------------------------------------
Either Borrower shall default in the due performance and observance of any of its obligations under Section 7.2 and, if such default shall be in the
                             -----------
due performance and observance of any of its obligations under Section 7.2.1 and
                                                               -------------
such default shall be capable of being remedied, such default shall continue unremedied for 30 days after the earlier of the date on which notice thereof shall have been given to such Borrower by the Administrative Agent or any Lender or the date on which either Borrower shall obtain actual knowledge of such default.

    SECTION 8.1.4.  Non-Performance of Other Covenants and Obligations.
                    --------------------------------------------------
Either Borrower shall default in the due performance and observance of any other agreement contained in any Loan Document, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to such Borrower by the Administrative Agent or any Lender.

    SECTION 8.1.5.  Default on Other Indebtedness.  Any of the following shall
                    -----------------------------
occur:

     (a) a default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1 or
                                                        -------------
     Indebtedness under the Loss Facility) of either Borrower or any of its Subsidiaries in an amount, individually or in the aggregate, in excess of $30,000,000;


     (b) a default shall occur in the performance or observance of any obligation or condition with respect to any Indebtedness (other than Indebtedness described in Section 8.1.1 or Indebtedness under the Loss
                               -------------
     Facility) of either Borrower or any of its Subsidiaries if (i) the effect of such default is to accelerate the maturity of any such Indebtedness having a principal amount, individually or in the aggregate, in excess of $30,000,000 or (ii) such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness having a principal amount, individually or in the aggregate, in excess of $30,000,000 to become due and payable prior to its expressed maturity; or

     (c) a default shall occur in the performance or observance of any obligation or condition with respect to any Indebtedness under the Loss Facility if the effect of such default is to accelerate the maturity of any such Indebtedness having a principal amount in excess of $20,000,000.


    SECTION 8.1.6.  Judgments.  Any unsatisfied judgments or orders for the
                    ---------
payment of money, singly or in the aggregate, in excess of $30,000,000 (exclusive of judgment amounts to the extent covered by insurance where the insurer has admitted liability in respect of such judgment) at any time in effect shall be rendered against either Borrower or any of its Subsidiaries and either: (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or (b) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

    SECTION 8.1.7.  Pension Plans.  Any of the following events shall occur
                    -------------
with respect to any Pension Plan: (a) the institution of any steps by either Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, either Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $20,000,000; or (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

    SECTION 8.1.8.  Rating.  The rating assigned by Moody's or S&P
                    ------
to the claims-paying ability of Ambac Assurance shall be lower than the highest gradation (if any) in the highest rating category of Moody's or S&P respectively (which highest rating category and gradation on the date hereof are "Aaa" and "AAA", respectively).

    SECTION 8.1.9.  Bankruptcy, Insolvency, etc.  Either Borrower or any
                    ---------------------------
of its Material Subsidiaries shall (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due; (b) make a general assignment for the benefit of creditors; (c) apply for, seek, consent to, acquiesce in, or permit or suffer to exist, the appointment of a trustee, receiver, sequestrator, conservator, liquidator or other custodian for either Borrower or any of its Material Subsidiaries or for a substantial part of the property of any thereof; (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy, insolvency or similar law, or any dissolution, winding up or liquidation proceeding, in respect of either Borrower or any of its Material Subsidiaries, and, if any such case or proceeding is not commenced by either Borrower or such Material Subsidiary, such case or proceeding shall be consented to or acquiesced in by either Borrower or such Material Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

    SECTION 8.2.  Action if Bankruptcy.  If any Event of Default described
                  --------------------
in clauses (a) through (d) of Section 8.1.9 with respect to either Borrower
                       ---    -------
shall occur, the Commitments (if not
theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

    SECTION 8.3.  Action if Other Event of Default.
                  --------------------------------
    (a)  If any Event of Default described in Section 8.1.8 shall occur for any
                                              -------------
reason, whether voluntary or involuntary, and be continuing, unless such Event of Default shall be waived in writing by all the Lenders within 10 days after the occurrence of such Event of Default, the Administrative Agent, shall by notice to the Borrowers declare all of the outstanding principal amount of the Loans and other Obligations to be due and payable and the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of the Loans and other Obligations shall be and become immediately due and payable, without further notice, demand or presentment, and the Commitments shall terminate.

    (b)  If any Event of Default (other than any Event of Default described in

Section 8.1.8 or clauses (a) through (d) of Section 8.1.9 with respect to either
-------------    -----------         ---    -------------
Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrowers declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.


                                  ARTICLE IX

                                  THE AGENTS


    SECTION 9.1.  Actions.  Each Lender hereby appoints Citibank
                  -------
as the Documentation Agent, FNBC as the Co-Agent and BNS as the Arranger and as its Administrative Agent under and for purposes of each Loan Document. Each Lender authorizes the Administrative Agent to act on behalf of such Lender under each Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Administrative Agent, pro rata according to such Lender's
                                     --- ----
Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Administrative Agent in any way relating to or arising out of any Loan Document, including reasonable attorneys' fees, and as to which the Administrative Agent is not reimbursed by either Borrower; provided, however, that no Lender shall be liable
                               --------  -------
for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Administrative Agent's gross negligence or willful misconduct. The Administrative Agent shall not be required to take any action hereunder, under any Loan Document, or to prosecute or defend any suit in respect of any Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent shall be or become, in the Administrative Agent's determination, inadequate, the Administrative Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given. Citibank, N.A., as Documentation Agent, FNBC, as Co-Agent, and BNS, as Arranger, shall not be required to take any action under this Agreement (it being understood that the foregoing shall not prevent either the Documentation Agent, the Co-Agent or the Arranger from engaging in any activity referred to in
Section 9.5).
-----------


    SECTION 9.2.  Funding Reliance, etc. Unless the Administrative Agent shall
                  ---------------------
have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York City time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to either Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrowers severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the applicable Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

    SECTION 9.3.  Exculpation.  No Agent or any director, officer, employee
                  -----------
or agent of any Agent shall be liable to any Lender for any action taken or omitted to be taken by it under any Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of any Loan Document, nor to make any inquiry respecting the performance by either Borrower of its obligations under any Loan Document. Any such inquiry which may be made by any Agent shall not obligate it to make any further inquiry or to take any action. Each Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which any Agent believes to be genuine and to have been presented by a proper Person.


    SECTION 9.4.  Successor.  The Administrative Agent may resign as such
                  ---------
at any time upon at least 30 days' prior notice to the Borrowers and all Lenders, such resignation to become effective only upon the effectiveness of the appointment of a successor Administrative Agent. If the Administrative Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this
Article IX shall inure to its benefit as to any actions taken or omitted to
----------
be taken by it while it was the Administrative Agent under this Agreement, and
Section 10.3 and Section 10.4 shall continue to inure to its benefit.
------------     ------------

    SECTION 9.5.  Loans by an Agent.  Each Agent, in its individual or
                  -----------------
other capacity, shall have the same rights and powers with respect to (x) the Loans made by it or any of its affiliates, and
(y) the Notes held by it or any of its affiliates as any other Lender and may exercise the same as if it were not an Agent. Each Agent, in its individual or other capacity, and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrowers or any Subsidiary or affiliate of either Borrower as if it were not an Agent hereunder.

    SECTION 9.6.  Credit Decisions.  Each Lender acknowledges that it has,
                  ----------------
independently of each Agent and each other Lender, and based on such Lender's review of the financial information of the Borrowers, the Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitment. Each Lender also acknowledges that it will, independently of any Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under any Loan Document.


    SECTION 9.7.  Copies, etc. The Administrative Agent shall give
                  -----------
prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by either Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by either Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from either Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.


                                 ARTICLE X

                           MISCELLANEOUS PROVISIONS


    SECTION 10.1.  Waivers, Amendments, etc. The provisions of this Agreement
                   ------------------------
and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrowers and the Required Lenders; provided, however, that no such
                                           --------  -------
amendment, modification or waiver which would: (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender; (b) modify this Section 10.1, change the definition of "Required Lenders",
            ------------                            ---------------
increase the Commitment Amount or (except pursuant to a Lender Assignment

Agreement) the Percentage of any Lender, reduce any fees described in
Article III, or (except as provided in Section 2.7) extend the Commitment
-----------                            -----------
Termination Date shall be made without the consent of each Lender; (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the Lender to which such Loan relates (and if applicable, each other Permitted Noteholder to which such Loan relates); or (d) affect adversely the interests, rights or obligations of any Agent qua such Agent shall be made without consent of such
                         ---
Agent. No failure or delay on the part of any Agent, any Lender or the holder of any Note in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on either Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Agent, any Lender or the holder of any Note under any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

    SECTION 10.2. Notices . All notices and other communications provided to any
                  -------
party hereto under any Loan Document shall be in writing or by telex or by facsimile and addressed, delivered or transmitted to such party at its address, telex or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address, telex or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).


    SECTION 10.3. Payment of Costs and Expenses . Each Borrower agrees to pay on
                  -----------------------------
demand all reasonable expenses of the Administrative Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent and of local counsel, if any, who may be retained by counsel to the Administrative Agent) in connection with: (a) the negotiation, preparation, execution and delivery of each Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to any Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, and (b) the preparation and review of the form of any document or instrument relevant to any Loan Document. Each Borrower further agrees to pay, and to save the Agents and the Lenders harmless from all liability for, any stamp or other taxes (except as provided in Section 4.6) which may be payable in connection
                             -----------
with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Notes or any other Loan Documents. Each Borrower also agrees to reimburse the Administrative Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by the Administrative Agent and each Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

    SECTION 10.4.  Indemnification.  In consideration of the execution and
                   ---------------
delivery of this Agreement by each Lender and the extension of the Commitments, each Borrower hereby indemnifies, exonerates and holds each Agent and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any
                    -------------------
and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the
                                  ------------------------
Indemnified Parties or any of them as a result of, or arising out of, or relating to: (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan, or (b) the entering into and performance of any Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of either Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund
                                                         ---------
any Borrowing), except in each case, for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable judgment. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

    SECTION 10.5.  Survival.  The obligations of each Borrower under
                   --------
Sections 4.6, 10.3 and 10.4, and the obligations of the Lenders under Section
------------  ----     ----                                           -------
9.1, shall in each case survive any termination of this Agreement, the payment
---
in full of all Obligations and the termination of all Commitments. The representations and warranties made by either Borrower in this Agreement shall survive the execution and delivery of each Loan Document.

    SECTION 10.6.  Severability.  Any provision of any Loan Document which
                   ------------
is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

    SECTION 10.7.  Headings.  The various headings of this Agreement
                   --------
are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

    SECTION 10.8.  Execution in Counterparts, Effectiveness, etc.
                   ---------------------------------------------
This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrowers, the Lenders and the Agents and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrowers, each Lender and each Agent (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent and notice thereof shall have been given by the Administrative Agent to the Borrowers, each Lender and the other Agents.

    SECTION 10.9.  Governing Law; Entire Agreement.  THIS AGREEMENT AND THE
                   -------------------------------
NOTES SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. This Agreement and the Notes constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

    SECTION 10.10.  Successors and Assigns.  This Agreement shall be
                    ----------------------
binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that: (a) neither
                                   --------  -------
Borrower may assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders; and (b) the rights of sale, assignment and transfer of the Lenders are subject to
Section 10.11.
-------------

    SECTION 10.11.  Assignments; Participations.  Each Lender may assign,
                    ---------------------------
or sell participations in, its Loans and Commitment to one or more other Persons in accordance with this Section 10.11.
                        -------------

    SECTION 10.11.1.  Assignments.  Any Lender may at any time, with
                      -----------
the consent of each Borrower (which consent shall not be unreasonably withheld), assign and delegate to one or more commercial lending institutions (each Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender") with a short term unsecured debt or uninsured
          ---------------
certificate of deposit rating at the time of such assignment of at least A (or the equivalent) from each of Moody's and S&P, all or any fraction of such Lender's total Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitment) in a minimum aggregate amount of $5,000,000; provided, however,
                                                             --------  -------
that any such Assignee Lender will comply, if applicable, with the provisions contained in the last paragraph of Section 4.6 and further, provided, however,
                                   -----------     -------  --------  -------
that, the Borrowers and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until (a) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrowers and the Administrative Agent by such Lender and such Assignee Lender; (b) such Assignee Lender shall have executed and delivered to the Borrowers and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent and the Borrowers; and (c) the processing fees described below shall have been paid. From and after the date that the Administrative Agent and the Borrowers accept such Lender Assignment Agreement,
(x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall relinquish its rights and shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Administrative Agent has received an executed Lender Assignment Agreement, the Borrowers shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitment and, if the assignor Lender has retained Loans and a Commitment hereunder, replacement Notes in the principal amount of the Loans and Commitment retained by the assignor Lender hereunder (each such Note to be in exchange for, but not in payment of, that Note then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Note. The assignor Lender shall mark the predecessor Note "exchanged" and deliver it to the applicable Borrower. Accrued interest on that part of the predecessor Note evidenced by the new Note, and accrued fees, shall be allocated as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Note evidenced by the replacement Note shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500 (which may be waived in whole or in part by the Administrative Agent). Any attempted assignment and delegation not made in accordance with this
Section 10.11.1 shall be null and void.
---------------


    SECTION 10.11.2.  Participations.  Any Lender may at any time sell
                      --------------
to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests
                                         ------------
in any of the Loans, its Commitment, or other interests of such Lender hereunder; provided, however, that (a) such Lender shall remain solely
           --------  -------
responsible for the performance of its Commitment and its other obligations hereunder; (b) the Borrowers and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under each Loan Document; and (c) neither Borrower shall be required to pay any amount under this Agreement that is greater than the amount which it would have been required to pay had no participating interest been sold.

    SECTION 10.11.3.  Confidential Information.  Any Lender may, in connection
                      ------------------------
with any assignment or participation or proposed assignment or participation pursuant to Section 10.11.1 or 10.11.2, disclose to the Assignee Lender or
            ------- -------    -------
Participant or the proposed Assignee Lender or Participant, any information relating to the Borrowers furnished to such Lender hereunder, provided that
                                                              --------
prior to any such disclosure, the Assignee Lender or Participant or the proposed Assignee Lender or Participant, as the case may be, shall agree to preserve the confidentiality of any confidential information relating to the Borrowers received by it from such Lender. For the purposes hereof, the following information shall not be considered to be confidential: (i) information which becomes generally available to the public other than as a result of a disclosure by such Lender, and (ii) information which becomes available to such Lender on a non-confidential basis from a source other than the Borrowers provided that such source is not bound by a confidentiality agreement with the Borrowers.

    SECTION 10.11.4.  Federal Reserve Bank Advances.  Nothing in this Section
                      -----------------------------                   -------
10.11 or this Agreement shall prevent or prohibit
-----
any Lender from pledging its rights (but not its obligations to make Loans) under this Agreement and/or its Loans and/or Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank. Such pledge may be made without notice to, or the consent of, the Agents or either Borrower.


    SECTION 10.12.  Other Transactions.  Nothing contained herein shall
                    ------------------
preclude any Agent or any Lender from engaging in any transaction, in addition to those contemplated by any Loan Document, with either Borrower or any of its affiliates in which either Borrower or such affiliate is not restricted hereby from engaging with any other Person.


    SECTION 10.13.  Forum Selection and Consent to Jurisdiction.  ANY
                    -------------------------------------------
LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION
WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO MAY BE BROUGHT AND MAINTAINED NON-EXCLUS4ELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL, NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WA4ES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PARTY HEREBY IRREVOCABLY WA4ES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.


    SECTION 10.14.  Waiver of Jury Trial.  EACH AGENT, THE LENDERS AND EACH
                    --------------------
BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF SUCH AGENT, THE LENDERS

OR EITHER BORROWER.  EACH BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS
RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.



                    [REST OF PAGE LEFT INTENTIONALLY BLANK]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                           AMBAC FINANCIAL GROUP, INC.



                           By: /s/ Frank J. Bivona
                               -------------------------------
                               Name:  Frank J. Bivona
                               Title: Executive Vice President
                                      and Chief Financial Officer

                           Address:   One State Street Plaza
                                      New York, New York  10004

                           Facsimile No.:  (212) 509-9190

                           Attention:  Frank J. Bivona
                                       Executive Vice President and
                                       Chief Financial Officer

                                       Joseph V. Salzano
                                       Executive Vice President and
                                       General Counsel



                           AMBAC ASSURANCE CORPORATION


                           By: /s/ Frank J. Bivona
                               ---------------------------------
                               Name:   Frank J. Bivona
                               Title:  Executive Vice President
                                       and Chief Financial Officer

                           Address:  One State Street Plaza
                                     New York, New York  10004

                           Facsimile No.:  (212) 509-9190


                           Attention:  Frank J. Bivona
                                       Executive Vice President
                                       and Chief Financial Officer

                           Attention:  Stephen D. Cooke
                                       Senior Vice President and
                                       General Counsel

                           THE BANK OF NOVA SCOTIA,
                             acting through its New York Agency,
                             as Arranger and Administrative Agent


                           By: /s/ J. Alan Edwards
                               -----------------------------
                               Name:   J. Alan Edwards
                               Title:  Vice President

                           Address:  One Liberty Plaza
                                     New York, New York  10006

                           Facsimile No.:  (212) 225-5145

                           Attention:  Ms. Tilsa Cora
                                       Loan Administration Group



                           CITIBANK, N.A., as Documentation Agent



                           By: /s/ Laughton Sherman
                               ------------------------------
                               Name:   Laughton Sherman
                               Title:  Attorney-in-Fact

                           Address:  399 Park Avenue
                                     New York, New York  10043

                           Facsimile No.:  (212) 935-4285

                           Attention:  Laughton Sherman
                                       Financial Institutions -
                                       North America

                           THE FIRST NATIONAL BANK OF CHICAGO,
                              as Co-Agent



                           By: /s/ Samuel W. Bridges
                               ---------------------------------
                               Name:     Samuel W. Bridges
                               Title:    First Vice President


                           Address:   153 W. 51st Street
                                      New York, New York 10019

                           Facsimile No.: (212) 373-1439

                           Attention: Mr. Samuel W. Bridges

PERCENTAGE                              LENDERS
----------                              -------

   33-1/3%                   THE BANK OF NOVA SCOTIA


                             By:  /s/ J. Alan Edwards
                                 --------------------
                                 Name:   J. Alan Edwards
                                 Title:  Vice President

                             Domestic
                             Office:  One Liberty Plaza
                                      New York, New York  10006

                             Facsimile No.:  (212) 225-5145

                             Attention:  Ms. Tilsa Cora
                                         Loan Administration Group
                             LIBOR
                             Office:  One Liberty Plaza
                                      New York, New York  10006


                             Facsimile No.:  (212) 225-5145

                             Attention:  Ms. Tilsa Cora
                                         Loan Administration Group

PERCENTAGE                      LENDERS
----------                      -------

   33-1/3%                  CITIBANK, N.A.



                            By:   /s/ Laughton Sherman
                                  ----------------------
                                  Name:   Laughton Sherman
                                  Title:  Attorney-in-Fact


                                 Domestic
                                 Office:  399 Park Avenue
                                          New York, New York  10043


                                 Facsimile No.:  (212) 935-4285


                                 Attention:  Laughton Sherman
                                             Financial Institutions -
                                                North America


                                 LIBOR
                                 Office:  399 Park Avenue
                                          New York, New York  10043

                                 Facsimile No.:  (212) 935-4285


                                 Attention:  Laughton Sherman
                                             Financial Institutions -
                                                North America

PERCENTAGE                              LENDERS
----------                              -------

  33-1/3%                  THE FIRST NATIONAL BANK OF CHICAGO


                           By:   /s/ Samuel W. Bridges
                                 -----------------------------
                                 Name:   Samuel W. Bridges
                                 Title:  First Vice President


                                 Domestic
                                 Office: 153 W. 51st Street
                                         New York, New York 10019


                                 Facsimile No.: (212) 373-1439


                                 Attention: Mr. Samuel W. Bridges


                                 LIBOR
                                 Office:

                                 Facsimile No.:

                                 Attention:

                                                            SCHEDULE I



                              DISCLOSURE SCHEDULE
                              -------------------



ITEM 6.7  Litigation.
          ----------

      None.

ITEM 6.9  Employee Benefit Plans.
          ----------------------

      1. Pursuant to the acquisition of Connie Lee, the Borrowers have initiated a standard termination of the two Pension Plans sponsored by Connie Lee in accordance with Section 4041 of ERISA.

      2. Post-retirement health and life insurance benefits provided under Ambac Financial Health and Welfare Plan.

ITEM 7.2.1.(b)  Ongoing Liens.
                -------------

      Ambac Financial Group, Inc.
      ---------------------------

               [None.]

      Ambac Assurance Corporation
      ---------------------------

               None.

                                                            EXHIBIT A



                                 NOTE

$________                                             ___________, 19___


     FOR VALUE RECEIVED, the undersigned, [AMBAC FINANCIAL GROUP, INC.] [AMBAC ASSURANCE CORPORATION], a [Delaware] [Wisconsin stock insurance] corporation (the "Borrower"), promises to pay to the order of _________________ (the
      --------
"Lender") on _______, ____ (or if later, the Stated Maturity Date (as defined in
 ------
the Credit Agreement referred to below) the principal sum of _______________ DOLLARS ($___________) or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to that certain Credit Agreement, dated as of August 3, 1998 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit
                                                                       ------
Agreement"), among Ambac Financial Group, Inc., Ambac Assurance Corporation, The
---------
Bank of Nova Scotia, acting through its New York Agency, as Administrative Agent, Citibank, N.A., as Documentation Agent (BNS and Citibank, in such capacity individually referred to as an "Agent" and collectively referred to as
                                         -----
the "Agents"), and the various commercial lending institutions (including the
     ------
Lender) as are, or may from time to time become, parties thereto.

     The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

     Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

     This Note is a Note referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a statement of the terms and conditions on which the Borrower is permitted and required to make repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

     This Note is transferable only in accordance with the Credit Agreement.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                                  [AMBAC FINANCIAL GROUP, INC.]
                                  [AMBAC ASSURANCE CORPORATION]


                                  By:____________________________
                                     Title:

                         LOANS AND PRINCIPAL PAYMENTS




                                                                          Unpaid
            Amount of                               Amount of            Principal
            Loan Made                             Principal Repaid        Balance                   Nota-
          -------------                           ----------------     -------------                tion
          Base     LIBO      Interest Period      Base       LIBO      Base      LIBO               Made
  Date    Rate     Rate      (if applicable)      Rate       Rate      Rate      Rate     Total      By
==============================================================================================================

--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

                                                            EXHIBIT B


                                 BORROWING REQUEST



The Bank of Nova Scotia,
  New York Agency,
  as Administrative Agent
One Liberty Plaza
New York, New York  10006

Attention:  Ms. Tilsa Cora
            Loan Administration Group

                    Ambac Financial Group, Inc.
                    Ambac Assurance Corporation
                    ---------------------------

Gentlemen and Ladies:

     This Borrowing Request is delivered to you pursuant to Section 2.3 of the Credit Agreement, dated as of August 3, 1998 (together with all amendments and other modification, if any, from time to time made thereto, the "Credit
                                                                 ------
Agreement"),among Ambac Financial Group, Inc., Ambac Assurance Corporation,
---------
certain commercial lending institutions, The Bank of Nova Scotia ("BNS"), acting
                                                                   ---
through its New York Agency, as Arranger and Administrative Agent (the

"Administrative Agent"), and Citibank, N.A., as Documentation Agent, and the
---------------------
First National Bank of Chicago ("FNBC"), as Co-Agent (BNS, Citibank, and FNBC,
                                 ----
in such capacity individually referred to as an "Agent" and collectively
                                                 -----
referred to as the "Agents").  Unless otherwise defined herein or the context
                    ------
otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     [Ambac Financial Group, Inc.] [Ambac Assurance Corporation] (the

"Borrower") hereby requests that Loans be made to it in the aggregate principal
 --------
amount of $__________ on __________, 19___ as [LIBO Rate Loans having an Interest Period of _______ months] [Base Rate Loans].

     The Borrower hereby acknowledges that, pursuant to Section 5.2.2 of the
                                                        -------------
Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby constitute a representation and warranty by the Borrower that, on the date of such Loans, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section 5.2.1 are true and
                                                    -------------
correct in all material respects.

     The Borrower agrees that if prior to the time of the Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

     Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:


Amount to be            Person to be Paid         Name, Address, etc.
                    --------------------------
Transferred         Name           Account No.        of Institution
-----------         ----           -----------    -------------------

$___________        ____________   __________     ____________________
                                                  --------------------
                                                  Attention: _________

$___________        ____________   ___________    ____________________
                                                  --------------------
                                                  Attention: _________

Balance of          The Borrower   ___________    ____________________
such proceeds                                     ____________________
                                                  Attention: _________


     The Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ___ day of ___________, 19___.

                                [AMBAC FINANCIAL GROUP, INC.]
                                [AMBAC ASSURANCE CORPORATION]



                                By:______________________________
                                   Title:

                                                            EXHIBIT C



                        CONTINUATION/CONVERSION NOTICE



The Bank of Nova Scotia,
  New York Agency,
  as Administrative Agent
One Liberty Plaza
New York, New York 10006

Attention:  Ms. Tilsa Cora
            Loan Administration Group

                    Ambac Financial Group, Inc.
                    Ambac Assurance Corporation
                    ---------------------------

Gentlemen and Ladies:

     This Continuation/Conversion Notice is delivered to you pursuant to Section
2.4 of the Credit Agreement, dated as of August 3, 1998 (together with all amendments and other modifications, if any, from time to time made thereto, the "Credit Agreement" and other modifications),among Ambac Financial Group, Inc.,
 ----------------
Ambac Assurance Corporation, certain commercial lending institutions, The Bank of Nova Scotia ("BNS"), acting through its New York Agency, as Arranger and
                 ---
Administrative Agent (the "Administrative Agent"), Citibank, N.A., as
                           --------------------
Documentation Agent, and the First National Bank of Chicago ("FNBC"), as Co-
                                                              ----
Agent, (BNS, Citibank, and FNBC, in such capacity individually referred to as an "Agent" and collectively referred to as the "Agents"). Unless otherwise defined
 -----                                       ------
herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     [Ambac Financial Group, Inc.] [Ambac Assurance Corporation] (the

"Borrower") hereby requests that on ____________, 19___,
 --------

          (1) $___________ of the presently outstanding principal amount of the Loans originally made to it on __________, 19___ [and $__________ of the presently outstanding principal amount of the Loans to it originally made on __________, 19___],


          (2) and all presently being maintained as 1/[Base Rate Loans] [LIBO
                                                    -
     Rate Loans],

1/  Select appropriate interest rate option.
-

          (3) be [converted into] [continued as],

          (4) 2/[LIBO Rate Loans having an Interest Period of ______ months]
              -
     [Base Rate Loans].

The Borrower hereby:

          (a) certifies and warrants that no Default has occurred and is continuing; and

          (b) agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent.

Except to the extent, if any, that prior to the time of the continuation or conversion requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such continuation or conversion as if then made.

     The Borrower has caused this Continuation/Conversion Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its Authorized Officer this ___ day of _________, 19___.

                         [AMBAC FINANCIAL GROUP, INC.]
                         [AMBAC ASSURANCE CORPORATION]


                         By:__________________________________
                            Title:



2/  Insert appropriate interest rate option.
-

                                                            EXHIBIT D



                          LENDER ASSIGNMENT AGREEMENT


To:  Ambac Financial Group, Inc.
     Ambac Assurance Corporation

     The Bank of Nova Scotia,
       New York Agency,
       as the Administrative Agent

                       Ambac Financial Group, Inc.
                       Ambac Assurance Corporation
                       ---------------------------

Gentlemen and Ladies:

     We refer to Section 10.11.1 of the Credit Agreement, dated as of August 3,
                 ---------------
1998 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Ambac Financial
                                   ----------------
Group, Inc., Ambac Assurance Corporation (the "Borrowers"), the various
                                               ---------
commercial lending institutions (the "Lenders") as are, or shall from time to
                                      -------
time become, parties thereto, The Bank of Nova Scotia ("BNS"), acting through
                                                        ---
its New York Agency, as Arranger and Administrative Agent (the "Administrative
                                                                --------------
Agent") for the Lenders, Citibank, N.A., as Documentation Agent, and The First
-----
National Bank of Chicago ("FNBC"), as Co-Agent (BNS, Citibank, and FNBC, in such
                           ----
capacity individually referred to as an "Agent" and collectively referred to as
                                         -----
the "Agents").  Unless otherwise defined herein or the context otherwise
     ------
requires, terms used herein have the meanings provided in the Credit Agreement.

     This agreement is delivered to you pursuant to Section 10.11.1 of the
                                                    ---------------
Credit Agreement and also constitutes notice to each of you, pursuant to Section
                                                                         -------
10.11.1 of the Credit Agreement, of the assignment and delegation to
-------
_______________ (the "Assignee") of ___% of all Loans held by, and the
                      --------
Commitment of, _____________ (the "Assignor") outstanding under the Credit
                                   --------
Agreement on the date hereof. After giving effect to the foregoing assignment and delegation, the Assignor's and the Assignee's Percentages for the purposes of the Credit Agreement are set forth opposite such Person's name on the signature pages hereof.

     [Add paragraph dealing with accrued interest and fees with respect to Loans assigned.]

     The Assignee hereby acknowledges and confirms that it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans thereunder. The Assignee further confirms and agrees that in becoming a Lender and in making its Commitment and Loans under the Credit Agreement, such actions have and will be made without recourse to, or representation or warranty by the Administrative Agent.

     Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Administrative Agent and the Borrowers,

          (a)  the Assignee

               (i) shall be deemed automatically to have become a party to the Credit Agreement, have all the rights and obligations of a "Lender" under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph hereof;

               (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto; and

          (b) the Assignor shall relinquish its rights, and be released from its obligations, under the Credit Agreement and the other Loan Documents, in each case to the extent specified in the second [and third] paragraph[s] hereof.

     The Assignor and the Assignee hereby agree that the [Assignor] [Assignee] will pay to the Administrative Agent the processing fee referred to in Section
                                                                       -------
10.11.1 of the Credit Agreement upon the delivery hereof.
-------

     The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and Commitment and requests the Administrative Agent to acknowledge receipt of this document:

          (A)  Address for Notices:

                    Institution Name:
                    Attention:
                    Domestic Office:
                    Telephone:
                    Facsimile:
                    Telex (Answerback):
                    LIBOR Office:

                    Telephone:
                    Facsimile:
                    Telex (Answerback):

          (B)  Payment Instructions:

     The Assignee agrees to furnish the tax form required by the to last paragraph of Section 4.6 (if so required) of the Credit Agreement no later than
             -----------
the date of acceptance hereof by the Administrative Agent.

     This Agreement may be executed by the Assignor, the Assignee and the Borrowers in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Adjusted Percentage                [ASSIGNOR]
-------------------

  Commitment
     and all
      Loans:          __%


                                    By:_______________________
                                       Title:

Percentage                         [ASSIGNEE]
----------

  Commitment
     and all
    Loans:            __%


                                    By:_______________________
                                       Title:

Accepted and Acknowledged
this __ day of _______, 19__

THE BANK OF NOVA SCOTIA,
  NEW YORK AGENCY,
  as Administrative Agent

By:________________________
   Title:

AMBAC FINANCIAL GROUP, INC.

By:________________________
   Title:

AMBAC ASSURANCE CORPORATION

By:________________________
   Title:

                                                            EXHIBIT E-1



                                 [Form of Opinion of Shearman & Sterling]



                                         [Closing Date]



The Bank of Nova Scotia,
  individually and as the
  Administrative Agent
  (as defined below)
One Liberty Plaza
New York, New York  10006

Citibank, N.A.
399 Park Avenue
New York, New York  10043

The First National Bank of Chicago
First National Plaza
Chicago, Illinois  60670


                    Ambac Financial Group, Inc.
                    Ambac Assurance Corporation
                    ---------------------------

Ladies and Gentlemen:

     This opinion is delivered to you pursuant to Section 5.1.3(a) of the Credit Agreement, dated as of August 3, 1998 (the "Credit Agreement"), among Ambac Financial Group, Inc., a Delaware corporation ("Ambac Financial"), Ambac Assurance Corporation, a Wisconsin stock insurance corporation ("Ambac Assurance"; Ambac Financial and Ambac Assurance being, collectively, the "Borrowers"), each of you as Lenders, The Bank of Nova Scotia ("BNS"), acting through its New York Agency, as arranger and administrative agent for the Lenders (the "Administrative Agent"), Citibank, N.A., as documentation agent, and The First National Bank of Chicago ("FNBC"), as co-agent (BNS, Citibank, and FNBC in such capacity individually referred to as an "Agent" and collectively referred to as the "Agents"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

     We have acted as special New York counsel for the Borrowers in connection with the preparation, execution and delivery of the Credit Agreement.


     In that connection, we have examined:

          (1) The Credit Agreement,

          (2) The Notes dated the date hereof, executed by Ambac Financial and payable to each of you as Lenders (collectively, the "Ambac Financial Notes").

          (3) The Notes dated the date hereof, executed by Ambac Assurance and payable to each of you as Lenders (collectively, the "Ambac Assurance Notes").

We have also examined the originals, or copies certified to our satisfaction, of such certificates of officers of the respective Borrowers, and agreements, instruments and other documents, as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Borrowers or their respective officers.

          In our examination of the documents and certificates referred to above, we have assumed the authenticity of all such documents and certificates submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents and certificates, and the conformity to the originals of all such documents submitted to us as copies. We have also assumed, without independent investigation, that (a) each Borrower (i) is a corporation duly organized and validly existing under the laws of the state of its incorporation and (ii) has full power and authority to enter into and perform its Obligations under each Loan Document to which it a party, (b) the execution, delivery and performance by each Borrower of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action and do not violate or contravene any statutory law, rule or regulation applicable to such Borrower or any agreement, instrument or other document binding on or affecting such Borrower or any constituent document of such Borrower, (c) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required for the due execution, delivery or performance by either Borrower of the Loan Documents to which it is a party, or if any such authorization, approval, action, notice or filing is required therefor, it has been duly obtained or made and is in full force and effect, (d) the Credit Agreement has been duly executed and delivered, with all necessary power and authority (corporate and otherwise), by each of you and (e) the Credit Agreement and the Ambac Assurance Notes have been duly executed and delivered on behalf of Ambac Assurance.

     Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinions:

          1. The Credit Agreement and the Ambac Financial Notes have been duly executed and delivered on behalf of Ambac Financial.

          2. The Credit Agreement and the Ambac Financial Notes are legal, valid and binding obligations of Ambac Financial, enforceable against Ambac Financial in accordance with their respective terms.

          3. The Credit Agreement and the Ambac Assurance Notes are legal, valid and binding obligations of Ambac Assurance, enforceable against Ambac Assurance in accordance with their respective terms.

The opinions set forth above are subject to the following qualifications:

               (a) Our opinions in paragraph 2 and 3 above are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally.

               (b) Our opinions in paragraphs 2 and 3 above are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

               (c) We express no opinion as to the enforceability of the indemnification provisions set forth in Section 10.4 of the Credit Agreement to the extent enforcement thereof is contrary to public policy regarding the exculpation of criminal violations, intentional harm and acts of gross negligence or recklessness.

               (d) With respect to submission to the jurisdiction of the federal courts of the United States, we note the limitation of 28 U.S.C.
          (S)1332 on federal court jurisdiction in cases where diversity of citizenship is lacking and we also note that such submission cannot supersede the court's discretion in determining whether to transfer an action from one federal court to another under 28 U.S.C. (S)1404(a). We express no opinion with respect to waivers of objections that an action brought in a federal court of the United States was brought in an improper forum.

               (e) Our opinions expressed above are limited to the law of the State of New York and the federal law of the United States, and we do not express any opinion herein concerning any other law. Without limiting the generality of the foregoing, we express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Credit Agreement or the Notes may be sought which limits the rates of interest legally chargeable or collectible.

     A copy of this opinion letter may be delivered by you to Mayer, Brown & Platt which may rely on the opinions in paragraph 1 above for the purpose of rendering its opinion letter pursuant to Section 5.1.3(e) of the Credit Agreement on the date hereof. In addition, a copy of this opinion letter may be delivered by each of you to any Assignee Lender in connection with and at the time of any assignment and delegation by any of you as a Lender to such Assignee Lender of a portion of your Loans and Commitment in accordance with the provisions of the Credit Agreement, and such Assignee Lender may rely on the opinions expressed above with respect to the Credit Agreement as if this opinion letter were addressed and delivered to such Assignee Lender on the date hereof.

     This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise any of you or any other Person who is permitted to rely on any opinion expressed herein as specified in the next preceding paragraph of any development or circumstance of any kind including any change of law or fact that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter.



                              Very truly yours,

                                                            EXHIBIT E-2



          [Form of Opinion of Anne G. Gill, Vice President, Counsel, and Assistant Secretary to Ambac Financial Group, Inc.]


                                         [Closing Date]

The Bank of Nova Scotia,
  individually and as the
  Administrative Agent
  (as defined below)
One Liberty Plaza
New York, New York  10006

Citibank, N.A.
399 Park Avenue
New York, New York  10043

The First National Bank of Chicago
First National Plaza
Chicago, Illinois  60670

                    Ambac Financial Group, Inc.
                    ---------------------------

Ladies and Gentlemen:

     This opinion is delivered to you pursuant to Section 5.1.3(b) of the Credit Agreement, dated as of August 3, 1998 (the "Credit Agreement"), among Ambac Financial Group, Inc., a Delaware corporation ("Ambac Financial"), Ambac Assurance Corporation, a Wisconsin stock insurance corporation, each of you as Lenders, The Bank of Nova Scotia, acting through its New York Agency, as Arranger and Administrative Agent for the Lenders (the "Administrative Agent"), Citibank, N.A., as Documentation Agent and The First National Bank of Chicago, as Co-Agent (BNS, Citibank, and FNBC in such capacity individually referred to as an "Agent" and collectively referred to as the "Agents"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

     I am a Vice President, Counsel, and Assistant Secretary of Ambac Financial and have acted as counsel to Ambac Financial in connection with the preparation, execution and delivery of the Credit Agreement.

     In that connection, I have examined:

          1.  the Credit Agreement;

          2. the Notes dated the date hereof, executed by Ambac Financial and payable to each of you as Lenders (the "Ambac Financial Notes");

          3. the Restated Certificate of Incorporation of Ambac Financial and all amendments thereto (the "Charter"); and

          4. the by-laws of Ambac Financial and all amendments thereto (the "By-Laws").

I have also examined and am familiar with the originals, or copies certified or otherwise identified to my satisfaction, of such documents and corporate records of Ambac Financial, certificates of public officials and officers of Ambac Financial and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied, to the extent I deemed appropriate, upon certificates of Ambac Financial or its officers, or of public officials. In addition, I have also assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with originals of all documents submitted to me as copies thereof. I have also assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by each of the Lenders and the Agents.

     I am qualified to practice law in the State of New York. I do not purport to express any opinion herein as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

     Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

          1. Ambac Financial is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Ambac Financial is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified, singly or in the aggregate, would not have a Material Adverse Effect.

          2. The execution, delivery and performance by Ambac Financial of the Credit Agreement and the Ambac Financial Notes are within Ambac Financial's corporate powers, and have been duly authorized by all necessary corporate action on the part of Ambac Financial.

          3. To the best of my knowledge, there is no pending or threatened action or proceeding against Ambac Financial before any court, governmental agency or arbitrator which purports to affect the legality, validity, binding effect or enforceability of the Credit Agreement or any of the Ambac Financial Notes, or which may reasonably be expected to have a Material Adverse Effect.

          4. The execution, delivery and performance by Ambac Financial of the Credit Agreement and the Ambac Financial Notes do not violate or contravene its Charter or By-laws, or any statutory law applicable to Ambac Financial or any rule or regulation applicable to Ambac Financial.

          5. The execution, delivery and performance by Ambac Financial of the Credit Agreement and the Ambac Financial Notes do not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (i) any indenture, loan agreement, lease, guarantee, mortgage or other agreement or instrument, or (ii) any order, writ, judgment, award, injunction or decree known to me to which Ambac Financial is a party or by which it is bound or to which any of its properties or assets are subject, except for such conflicts, breaches or defaults, which individually or in the aggregate, would not have any Material Adverse Effect and would not have a material adverse effect on the legality, validity, binding effect or enforceability of the Credit Agreement or Ambac Financial Notes.

          6. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Ambac Financial of the Credit Agreement or any Ambac Financial Note.

     A copy of this opinion letter may be delivered by you to Mayer, Brown & Platt which may rely on the opinions above for the purpose of rendering its opinion letter pursuant to Section 5.1.3(e) of the Credit Agreement on the date hereof. In addition, a copy of this opinion letter may be delivered by each of you to any Assignee Lender in connection with and at the time of any assignment and delegation by either of you as a Lender to such Assignee Lender of a portion of your Loans and Commitment in accordance with the provisions of the Credit Agreement, and such Assignee Lender may rely on the opinions expressed above with respect to the Credit Agreement as if this opinion letter were addressed and delivered to such Assignee Lender on the date hereof.

     This opinion letter speaks only as of the date hereof. I do not assume, and I expressly disclaim, any responsibility to advise either of you or any other person who is permitted to rely on any opinion expressed herein as specified in the next preceding paragraph of any change of law or fact that may occur after the date of this opinion letter even though such change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter.

     This opinion is given pursuant to the Credit Agreement and in connection with the Loan Documents and is not to be relied upon for any other purpose.

                              Very truly yours,



                              Anne G. Gill
                              Vice President, Counsel and
                                  Assistant Secretary

                                                            EXHIBIT E-3



               [Form of Opinion of Anne G. Gill, Vice President,
              Assistant General Counsel, and Assistant Secretary
                        to Ambac Assurance Corporation]



                                         [Closing Date]



The Bank of Nova Scotia,
  individually and as the
  Administrative Agent
  (as defined below)
One Liberty Plaza
New York, New York  10006

Citibank, N.A.
399 Park Avenue
New York, New York  10043

The First National Bank of Chicago
First National Plaza
Chicago, Illinois  60670


                    Ambac Assurance Corporation
                    ---------------------------

Ladies and Gentlemen:

     This opinion is delivered to you pursuant to Section 5.1.3(c) of the Credit Agreement, dated as of August 3, 1998 (the "Credit Agreement"), among Ambac Financial Group, Inc., a Delaware corporation ("Ambac Financial"), Ambac Assurance Corporation, a Wisconsin stock insurance corporation ("Ambac Assurance"), each of you as Lenders, The Bank of Nova Scotia, acting through its New York Agency, as Arranger and Administrative Agent for the Lenders (the "Administrative Agent"), Citibank, N.A., as Documentation Agent and The First National Bank of Chicago, as Co-Agent (BNS, Citibank and FNBC, in such capacity individually referred to as an "Agent" and collectively referred to as the "Agents"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

     I am a Vice President, Assistant General Counsel, and Assistant Secretary of Ambac Assurance and have acted as counsel to Ambac Assurance in connection with the preparation, execution and delivery of the Credit Agreement.

     In that connection, I have examined:

          1.  the Credit Agreement;

          2. the Notes dated the date hereof, executed by Ambac Assurance and payable to each of you as Lenders (the "Ambac Assurance Notes");

          3. the Restated Articles of Incorporation of Ambac Assurance and all amendments thereto (the "Charter"); and

          4. the restated by-laws of Ambac Assurance and all amendments thereto (the "By-Laws").

I have also examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents and corporate records of Ambac Assurance, certificates of public officials and officers of Ambac Assurance and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied, to the extent I deemed appropriate, upon certificates of Ambac Assurance or its officers, or of public officials. In addition, I have also assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with originals of all documents submitted to me as copies thereof. I have also assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by each of the Lenders and the Agents.

     I am qualified to practice law in the State of New York. I do not purport to express any opinion herein as to the laws of any jurisdiction other than the laws of the State of New York and the Federal laws of the United States of America.

     Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

          1. Ambac Assurance is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified, singly or in the aggregate, would not have a Material Adverse Effect.

          2. To the best of my knowledge, there is no pending or threatened action or proceeding against Ambac Assurance before any court, governmental agency or arbitrator which purports to affect the legality, validity, binding effect or enforceability of the Credit Agreement or any of the Ambac

     Assurance Notes, or which may reasonably be expected to have a Material Adverse Effect.

          3. All the outstanding shares of capital stock of Ambac Assurance are fully paid and non-assessable and issued to, and held of record by, Ambac Financial.

          4. The execution, delivery and performance by Ambac Assurance of the Credit Agreement and the Ambac Assurance Notes do not violate any statutory law applicable to Ambac Assurance or any rule or regulation applicable to Ambac Assurance.

          5. The execution, delivery and performance by Ambac Assurance of the Credit Agreement and the Ambac Assurance Notes do not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (i) any indenture, loan agreement, lease, guarantee, mortgage or other agreement or instrument, or (ii) any order, writ, judgment, award, injunction or decree known to me to which Ambac Assurance is a party or by which it is bound or to which any of its properties or assets are subject, except for such conflicts, breaches or defaults, which, individually or in the aggregate, would not have any Material Adverse Effect and would not have a material adverse effect on the legality, validity, binding effect or enforceability of the Credit Agreement or the Ambac Assurance Notes.

          6. No authorization, approval or other action by, and no notice to or filing with, any governmental authority on regulatory body is required for the due execution, delivery and performance by Ambac Assurance of the Credit Agreement or any Ambac Assurance Note.

          7. The Credit Agreement and the Ambac Assurance Notes have been duly executed and delivered on behalf of Ambac Assurance.

     A copy of this opinion letter may be delivered by you to Mayer, Brown & Platt which may rely on the opinions above for the purpose of rendering its opinion letter pursuant to Section 5.1.3(e) of the Credit Agreement on the date hereof. In addition, a copy of this opinion letter may be delivered by each of you to any Assignee Lender in connection with and at the time of any assignment and delegation by either of you as a Lender to such Assignee Lender of a portion of your Loans and Commitment in accordance with the provisions of the Credit Agreement, and such Assignee Lender may rely on the opinions expressed above with respect to the Credit Agreement as if this opinion letter were addressed and delivered to such Assignee Lender on the date hereof.

     This opinion letter speaks only as of the date hereof. I do not assume, and I expressly disclaim, any responsibility to advise either of you or any other person who is permitted to rely on any opinion expressed herein as specified in the next preceding paragraph of any change of law or fact that may occur after the date of this opinion letter even though such change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter.

     This opinion is given pursuant to the Credit Agreement and in connection with the Loan Documents and is not to be relied upon for any other purpose.

                         Very truly yours,


                         Anne G. Gill
                         Vice President, Assistant General
                         Counsel, and Assistant Secretary

                                                            EXHIBIT E-4



               [Form of Opinion of DeWitt Ross & Stevens, S.C.]



                                         [Closing Date]



The Bank of Nova Scotia,
  individually and as the
  Administrative Agent
  (as defined below)
One Liberty Plaza
New York, New York  10006

Citibank, N.A.
399 Park Avenue
New York, New York  10043

First National Bank of Chicago
First National Plaza
Fleet 0085 - 16th Floor
Chicago, Illinois  60670

                    Ambac Assurance Corporation
                    ---------------------------

Ladies and Gentlemen:


     This opinion is delivered to you pursuant to Section 5.1.3(d) of the Credit Agreement, dated as of August 3, 1998 (the "Credit Agreement"), among Ambac Financial Group, Inc., a Delaware corporation ("Ambac Financial"), Ambac Assurance Corporation, a Wisconsin stock insurance corporation ("Ambac Assurance"; together with Ambac Financial, the "Borrowers"), the various commercial lending institutions as are or may become parties thereto (collectively, the "Lenders"), The Bank of Nova Scotia, acting through its New York Agency, as administrative agent for the Lenders (the "Administrative Agent") and Citibank, N.A., as Documentation Agent (BNS and Citibank, in such capacity individually referred to as an "Agent" and collectively referred to as the "Agents"). Unless otherwise defined herein, terms to which meanings are ascribed in the Credit Agreement are used herein with such meanings.

     We have acted as special counsel for Ambac Assurance in connection with the preparation, execution and delivery of the Credit Agreement.

     In that connection, we have examined:

          1.  the Credit Agreement;

          2.  the Notes;

          3. the Restated Articles of Incorporation of Ambac Assurance and all amendments thereto (the "Charter");

          4. the Restated By-Laws of Ambac Assurance and all amendments thereto (the "By-Laws"); and

          5. the certificate of authority issued to Ambac Assurance by the Office of the Commissioner of Insurance for the State of Wisconsin.

We have examined the originals, or copies certified to our satisfaction, of such other corporate records of Ambac Assurance, certificates of public officials and of officers of Ambac Assurance and agreements, instruments and other documents, as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied, to the extent we deemed appropriate, upon certificates of Ambac Assurance or its officers, or of public officials. We have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Lenders and the Agents. We have assumed the due execution and delivery of the Credit Agreement and the Notes, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.


QUALIFICATIONS AND ASSUMPTIONS

          1. We are qualified to practice law in the State of Wisconsin and the opinions expressed herein relate solely to the laws of the State of Wisconsin and are limited to the presently existing statutes of the State of Wisconsin and the published decisions of the State of Wisconsin and federal courts.

          2. We assume that Ambac Financial is a Delaware corporation and wholly owns the outstanding capital stock of Ambac Assurance, which fact has been certified to us by Ambac Financial.

          3. The insurance laws of the State of Wisconsin govern the activities of Ambac Assurance and the agreements, transactions and other activities between Ambac Assurance and its affiliates, including Ambac Financial. The opinions set forth below are limited to the agreements and other documents specified herein and no opinion is rendered herein regarding any agreements or transactions between Ambac Assurance and its affiliates, including Ambac Financial.

OPINION

     Based solely upon the foregoing and subject to the qualifications and assumptions stated above, in our opinion:

          1. Ambac Assurance is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin. Ambac Assurance is licensed as an insurance company by the Office of the Commissioner of Insurance of the State of Wisconsin.

          2. The execution, delivery and performance by Ambac Assurance of the Credit Agreement and the Notes to which it is a party (a) are within Ambac Assurance's corporate powers and have been duly authorized by all necessary corporate action on the part of Ambac Assurance and (b) do not violate or contravene the Charter or By-Laws of Ambac Assurance or any laws or regulations of the State of Wisconsin.

          3. No authorization, approval or other action by and no notice to or filing with the Office of the Commissioner of Insurance of the State of Wisconsin or any other Wisconsin governmental authority or regulatory body is required for the due execution, delivery and performance by either Borrower of the Credit Agreement or the Notes to which it is a party.

          4. (a) The New York governing law clauses of the Credit Agreement and the Notes to which Ambac Assurance is a party are valid under the law of the State of Wisconsin.

              (b) Under the law of the State of Wisconsin, the law of the State of New York will be applied to the Loan Documents to which Ambac Assurance is a party, except to the extent that any term of such document or any provision of the law of the State of New York applicable to such document violates an important public policy of the State of Wisconsin. We have no reason to believe that any such term violates an important public policy of the State of Wisconsin.

          5. Assuming that the Credit Agreement and the Notes to which Ambac Assurance is a party are legal, valid, binding and enforceable under the law of the State of New York, the Credit Agreement and such Notes constitute the legal, valid and binding obligations of Ambac Assurance, and are enforceable against Ambac Assurance in accordance with their respective terms.

The opinions set forth above are subject to the following qualifications:

               (a) Our opinion in paragraph 5 is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally.

               (b) Our opinion in paragraph 5 above is also subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

     A copy of this opinion letter may be delivered by you to Mayer, Brown & Platt which may rely on the opinions above for the purpose of rendering its opinion letter pursuant to Section 5.1.3(e) of the Credit Agreement on the date hereof. Anne G. Gill, Esq., Vice President, Assistant General Counsel, and Assistant Secretary to Ambac Assurance may rely on the opinions above for the purpose of rendering her opinion letter pursuant to Section 5.1.3(c) of the Credit Agreement on the date hereof. In addition, a copy of this opinion letter may be delivered by each of you to any Assignee Lender in connection with and at the time of any assignment and delegation by either of you as a Lender to such Assignee Lender of a portion of your Loans and Commitment in accordance with the provisions of the Credit Agreement, and such Assignee Lender may rely on the opinions expressed above with respect to the Credit Agreement as if this opinion letter were addressed and delivered to such Assignee Lender on the date hereof.

     This opinion letter speaks only as of the date hereof. We do not assume, and we expressly disclaim, any responsibility to advise either of you or any other person who is permitted to rely on any opinion expressed herein as specified in the next preceding paragraph of any change of law or fact that may occur after the date of this opinion letter even though such change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter.

     This opinion is given pursuant to the Credit Agreement and in connection with the Loan Documents and is not to be relied upon for any other purpose.

                              Very truly yours,



                              DEWITT ROSS & STEVENS, S.C.

                                                                       EXHIBIT F
                   [Form of Opinion of Mayer, Brown & Platt]


                                                 [Closing Date]



The Bank of Nova Scotia,
 individually and as the
 Administrative Agent
 (as defined below)
One Liberty Plaza
New York, New York  10006

Citibank, N.A.
399 Park Avenue
New York, New York  10043

The First National Bank of Chicago
First National Plaza
Chicago, Illinois 60670

                    Ambac Financial Group, Inc.
                    Ambac Assurance Corporation
                    ---------------------------

Ladies and Gentlemen:

     This opinion is delivered to you pursuant to Section 5.1.3(e) of the Credit Agreement, dated as of August 3, 1998 (the "Credit Agreement"), among Ambac Financial Group, Inc., a Delaware corporation ("Ambac Financial"), Ambac Assurance Corporation, a Wisconsin corporation ("Ambac Assurance"; together with Ambac Financial, the "Borrowers"), each of you as Lenders, The Bank of Nova Scotia ("BNS"), acting through its New York Agency, as arranger and administrative agent for the Lenders (the "Administrative Agent"), Citibank, N.A., as documentation agent, The First National Bank of Chicago ("FNBC"), as co-agent (BNS, Citibank, and FNBC in such capacity individually referred to as an "Agent" and collectively referred to as the "Agents"). Unless otherwise defined herein, terms to which meanings are ascribed in the Credit Agreement are used herein with such meanings.

     We have acted as special New York counsel to the Administrative Agent in connection with the preparation, execution and delivery of the Credit Agreement and the Notes, and we have participated in the closing held in connection therewith.

     In that regard, we have examined fully executed counterparts or copies certified or otherwise identified to our satisfaction of the following documents, each dated as of the date hereof:

          (a)  the Credit Agreement; and

          (b) the Notes, dated the date hereof and payable to each of you as Lenders (collectively, the "Borrower Notes").

     We have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with originals of all such documents submitted to us as copies and the due execution and delivery thereof by each party thereto (including the Agents and each Lender) pursuant to due authorization (corporate and otherwise) and with all requisite corporate power. We have also assumed that the Credit Agreement is a valid and binding obligations of the parties thereto (other than the Borrowers), enforceable in accordance with their respective terms. We have also assumed, without independent investigation, that (a) each Borrower (i) is a corporation duly organized and validly existing under the laws of the state of its incorporation and (ii) has full power and authority to enter into and perform its Obligations under each Loan Document to which it a party, (b) the execution, delivery and performance by each Borrower of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action and do not violate or contravene any statutory law, rule or regulation applicable to such Borrower or any agreement, instrument or other document binding on or affecting such Borrower or any constituent document of such Borrower, (c) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required for the due execution, delivery or performance by either Borrower of the Loan Documents to which it is a party, or if any such authorization, approval, action, notice or filing is required therefor, it has been duly obtained or made and is in full force and effect, (d) the Credit Agreement has been duly executed and delivered, with all necessary power and authority (corporate and otherwise), by each of the parties thereto and constitutes the legal, valid and binding obligation of the parties thereto (other than the Borrowers), and (e) the Credit Agreement and the Borrower Notes have been duly executed and delivered by each Borrower party thereto.

     As to factual matters, we have relied upon the representations and warranties contained in the Loan Documents and the certificates delivered in connection therewith.

     Based upon the foregoing examination of documents and assumptions and upon such other investigation as we have deemed necessary, we are of the opinion that the Credit Agreement and the Borrower Notes constitute legal, valid and binding obligations of each Borrower that is a party thereto, enforceable against such Borrower in accordance with their respective terms.

     Our opinion set forth above is subject to the following qualifications:

          (a) Our opinion is limited to the laws of the State of New York and we do not express any opinion herein concerning any other law.

          (b) Our opinion is limited by (i) applicable bankruptcy, insolvency (including, without limitation all laws relating to fraudulent transfers), reorganization, moratorium and other similar laws affecting creditors' rights generally, and (ii) the effect of general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding at law or in equity).

          (c) We express no opinion as to the enforceability of the indemnification provisions set forth in Section 10.4 of the Credit Agreement to the extent enforcement thereof is contrary to public policy regarding the exculpation of criminal violations, intentional harm and acts of gross negligence or recklessness.

          (d) With respect to submission to the jurisdiction of the federal courts of the United States, we note the limitation of 28 U.S.C. (S)1332 on federal court jurisdiction in cases where diversity of citizenship is lacking and we also note that such submission cannot supersede the court's discretion in determining whether to transfer an action from one federal court to another under 28 U.S.C. (S)1404(a). We express no opinion with respect to waivers of objections that an action brought in a federal court of the United States was brought in an improper forum.

          (e) We express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein the Administrative Agent, or any Lender may be located or wherein enforcement of the Credit Agreement or the Notes may be sought which limits the rates of interest legally chargeable or collectible.

     A copy of this opinion letter may be delivered by each of you to any Assignee Lender in connection with and at the time of any assignment and delegation by any of you as a Lender to such Assignee Lender of a portion of your Loans and Commitment in accordance with the provisions of the Credit Agreement, and such Assignee Lender may rely on the opinions expressed above with respect to the Credit Agreement as if this opinion letter were addressed and delivered to such Assignee Lender on the date hereof.

     This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise any of you or any other Person who is permitted to rely on any opinion expressed herein as specified in the next preceding paragraph of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter.

     This opinion letter is being furnished to you for your use in connection with the transactions contemplated by the Credit Agreement.



                              Very truly yours,

                                                            SCHEDULE I



                                 Opinion Letters
                                 ---------------


1.   Shearman & Sterling
2.   Anne G. Gill, Esq., Vice President, Counsel and Assistant
     Secretary of Ambac Financial
3.   Anne G. Gill, Esq., Vice President, Assistant General
     Counsel, and Assistant Secretary of Ambac Assurance
4.   DeWitt Ross & Stevens, S.C.

                                                            EXHIBIT G



                            COMPLIANCE CERTIFICATE

                          AMBAC FINANCIAL GROUP, INC.
                          AMBAC ASSURANCE CORPORATION
                          ---------------------------

     This certificate is delivered pursuant to clause (c) of Section 7.1.1 of
                                               ----------    -------------
the Credit Agreement dated as of August 3, 1998 (together with all amendments and other modifications, if any, from time to time made thereto, the "Credit
                                                                      ------
Agreement"), among AMBAC FINANCIAL GROUP, INC. ("Ambac Financial"), AMBAC
---------                                        ---------------
ASSURANCE CORPORATION ("Ambac Assurance"; together with Ambac Financial, the
                        ---------------
"Borrowers"), the various commercial lending institutions as are or may become
----------
parties (hereto collectively, the "Lenders"), THE BANK OF NOVA SCOTIA, ("BNS"),
                                   -------                               ---
acting through its New York Agency, as Administrative Agent, CITIBANK, N.A.

("Citibank"), as Documentation Agent (BNS and Citibank, in such capacity
----------
individually referred to as an "Agent" and collectively referred to as the
                                -----
"Agents"). Unless otherwise defined herein, terms used herein and in the
-------
Attachments hereto have the meanings provided therefor in the Credit Agreement.


     This Compliance Certificate relates to the ____ Fiscal Quarter, commencing on ______, _____ and ending on _______, ____ (such latter date being the

"Computation Date").  The Borrowers hereby further certify, represent and
-----------------
warrant that as of the Computation Date:

     (1)  No Default has occurred and is continuing;

     (2) The Leverage Ratio on the Computation Date was ___ to 1.00, as computed on Attachment 1 hereto. The maximum Leverage Ratio permitted pursuant
            ------------
to Section 7.2.5 of the Credit Agreement on the Computation Date is .40 to 1.00,
   -------------
and accordingly, Section 7.2.5 of the Credit Agreement has been complied with;
                 -------------
and

     IN WITNESS WHEREOF, each of the undersigned has caused this Compliance Certificate to be delivered by its respective chief financial Authorized Officer this __ day of _________, ____.



                                    AMBAC FINANCIAL GROUP, INC.



                                    By:________________________________
                                       Title:


                                    AMBAC ASSURANCE CORPORATION


                                    By:________________________________
                                       Title:

                                                            Attachment 1
                                                            (to __/__/__
                                                    Compliance Certificate)


                                 LEVERAGE RATIO
                                 --------------
                            As of __________, ____
                           (the "Computation Date")





A.  Total Debt of Ambac Financial and its Subsidiaries on a consolidated
    --------------------------------------------------------------------
    basis as of the Computation Date
    --------------------------------

    (1)    Borrowed money and all obligations evidenced by bonds, debentures,
           notes or other similar instruments.                                             $________

    (2)    All obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of Ambac Financial or its
           Subsidiaries on a consolidated basis.                                           $________

    (3) All obligations as lessees under leases which have been or should be, in accordance with GAAP, recorded as capitalized lease liabilities.

    (4)    All Contingent Liabilities in respect of any of Items A(1), A(2) and
           Item A(3).                                                                      $________

    (5)    The sum of Items A(1), A(2), A(3) and Item A(4).                                $________

    (6)    To the extent included in Item A(1), Indebtedness under the Loss
           Facility.                                                                       $________

     (7)   Item A(5) minus Item A(6).                                                      $________

B.   Stockholders' Equity: Stockholders' equity of Ambac Financial and its
     Subsidiaries, on a consolidated basis (excluding unrealized gains on
     investments and unrealized losses on investments).                                    $________

C.   Leverage Ratio:
     --------------

     The ratio of Item A(7) to the sum of Item A(7) and Item B.                            _____ to 1.00









                                      1-1